                                                                 EXHIBIT 10.19


                        IRU AND STOCK PURCHASE AGREEMENT



                                    BETWEEN



                          IXC INTERNET SERVICES, INC.


                                      AND


                                  PSINET INC.





                           Dated as of July 22, 1997

                        IRU AND STOCK PURCHASE AGREEMENT
                                    between
                          IXC Internet Services, Inc.
                                      and
                                  PSINet Inc.
                           Dated as of July 22, 1997


TABLE OF CONTENTS

                                                                                                                            Page
SECTION 1.         RIGHTS GRANTED TO PSINET   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1       Fiber IRU  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2       IRU Capacity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3       Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4       Additional Rights After the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.5       Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 2.         USE OF BANDWIDTH   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.1       Permitted Doubling   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.2       Additional Mileage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.3       Additional Routes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.4       Term of IRU  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 3.         CONSIDERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.1       Reincorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.2       Issuance of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.3       Adjustments Relating to Stock Splits and Other Events  . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.4       Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.5       Issuance of Additional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.6       Tax Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 4.         ORDERING BANDWIDTH   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.1       Type of Bandwidth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.2       Ordering Bandwidth   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         4.3       Bandwidth Delivery   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.4       Existing Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.5       Bandwidth Forecasts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 5.         OTHER SERVICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.1       Multiplexing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.2       Reconfiguration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 6.         TERM OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6.1       Term of the Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 7.         PAYMENT, CPI AND DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         7.1       Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                                                                                            Page
                                                                                                                            ----
         7.2       Late Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.3       CPI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.4       Default/Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 8.         SYSTEM MAINTENANCE AND POPs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.1       Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.2       Repair or Replacement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.3       Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.4       POPs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.5       Other Party's Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 9.         INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         9.1       Indemnification Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         9.2       Notice of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         9.3       Defense Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 10.        ADMINISTRATION OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         10.1      Representatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         10.2      Responsibilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         10.3      Form of Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         10.4      Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 11.        FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 12.        LIMITATION OF LIABILITY; INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         12.1      Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         12.2      Release; Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 13.        REPRESENTATIONS AND WARRANTIES OF PSINET   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         13.1      Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         13.2      Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         13.3      Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         13.4      Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         13.5      PSINet Filings; No Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.6      Effect of Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.7      Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.8      Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.9      No Other Agreements To Sell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.10     Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 14.        REPRESENTATIONS AND WARRANTIES OF IXC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         14.1      Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         14.2      Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         14.3      Effect of Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         14.4      Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                                                                                            Page
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         14.5      Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         14.6      Investment Representations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         14.7      Disclosure; No Material Adverse Change.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         14.8      IRUs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         14.9      Available System   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         14.10     Stock Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 15.        COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         15.1      Hart-Scott-Rodino  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         15.2      Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         15.3      Other Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         15.4      Board Seat   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         15.5      Restriction on Resale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         15.6      No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         15.7      Transfer Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         15.8      Standstill Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 16.        CONDITIONS PRECEDENT TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         16.1      Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         16.2      Reincorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         16.3      Shareholder Approval   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         16.4      Appraisal Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         16.5      Fairness Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         16.6      Consent of Bondholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         16.7      Contribution Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         16.8      Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         16.10     Preferred Stock Purchase Plan Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 17.        THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         17.1      Deliveries by PSINet   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         17.2      Deliveries by IXC.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         17.3      Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 18.        TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         18.1      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         18.2      Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 19.        GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         19.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         19.2      Amendments, Waivers and Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         19.3      Section Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         19.4      Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         19.5      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         19.6      Binding Effect; Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         19.7      Severability; Specific Performance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         19.8      Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         19.9      Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         19.10     Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

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         19.11     Public Announcements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         19.12     Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         19.13     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         19.14     Dispute Resolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         19.15     Relationship of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         19.16     Laws and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         19.17     Facsimile Delivery   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                        IRU AND STOCK PURCHASE AGREEMENT


                 IRU AND STOCK PURCHASE AGREEMENT made as of this 22nd day of July, 1997 by and between PSINet Inc., a New York corporation ("PSINet"), and IXC Internet Services, Inc., a Delaware corporation ("IXC").

                 WHEREAS, IXC and its Affiliates have constructed or are planning to construct a fiber optic telecommunications system. Pursuant to a Contribution Agreement to be dated prior to the Closing Date between IXC Carrier, Inc. ("Carrier") and IXC, IXC will acquire a non-cancellable, indefeasible right of use ("IRU") in two fibers and in certain capacity in that system (such IRU, the "Base IRU") from Carrier (the "Contribution Agreement").

                 WHEREAS, IXC and PSINet have entered into a Joint Marketing and Services Agreement dated as of the date hereof (the "Internet Services Agreement"), pursuant to which IXC will acquire from PSINet, and PSINet will deliver to IXC, Internet services.

                 WHEREAS, IXC is willing to grant PSINet a noncancellable indefeasible right of use in two fibers on the IXC fiber optic telecommunications system to the extent necessary to secure certain capacity thereon, and a noncancellable indefeasible right of use in such capacity on such fibers, and PSINet is willing to exchange therefor shares of its common stock on the terms and subject to the conditions set forth below.

                 WHEREAS, as a condition to the effectiveness of this Agreement, among other things, PSINet will use reasonable efforts to reincorporate in the State of Delaware, subject to obtaining all required shareholder consents, by merging into a Delaware corporation to be formed as a wholly-owned subsidiary of PSINet which will be named the same name as PSINet upon consummation of such merger ("Newco"; prior to the Closing Date, references in this Agreement to "PSINet" shall be deemed to refer to PSINet, a New York corporation, and on and after the Closing Date, references herein to PSINet shall be deemed to refer to Newco).

                 NOW, THEREFORE, in consideration of the mutual promises set forth below, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


SECTION 1.       RIGHTS GRANTED TO PSINet

                 1.1 Fiber IRU. At the Closing, IXC, as the owner of the Base IRU, shall grant to PSINet a noncancellable IRU in two fibers in the portion of the Available System completed at the Closing (the "IXC Fibers") to the extent necessary to carry one OC-48 (the "PSINet Fiber IRU"). At or prior to the Closing, IXC shall specify the fibers in the applicable routes in which such IRU is granted. Except as set forth in the Collocation Agreement and
Section 7.4(b) below, at no time shall PSINet be entitled to have physical access to the IXC Fibers. IXC agrees that it has no right to use the portion of the IXC Fibers comprising the PSINet Fiber IRU during the Term (as defined).

                 1.2 IRU Capacity. At the Closing, IXC shall grant to PSINet a noncancellable IRU in the IRU Capacity. As used herein, the "IRU Capacity" shall mean the use of capacity as permitted by this Agreement on that portion of the IXC fiber optic telecommunications system as described in Exhibit A hereto (such portion of such system, together with additional portions made Available by IXC to PSINet after the date hereof, is referred to as the "Available System"). The total amount of the IRU Capacity will be 10,000 OC-48 Equivalent Miles. Notwithstanding anything in this Agreement to the contrary, IXC will have no obligation under this Agreement or otherwise to extend the Available System except as set forth in Exhibit A, into new geographic areas or to complete a total 10,000 Route Miles on the Available System. IXC agrees that it has no right to use the IRU Capacity during the Term.

                 1.3 Security Interest. At the Closing, IXC shall grant, assign and transfer to PSINet a continuing, first priority, perfected and exclusive security interest in and to all of IXC' right, title and interest in and to the following, whether now existing or hereafter coming into existence (collectively, the "Collateral"): (a) a portion of the Base IRU in the IXC Fibers granted to IXC by Carrier, such portion (the "Long-Term Indivisible IRU") being an IRU in the IXC Fibers for the purpose of the transmission of OC-48 capacity pursuant to IXC' grant of the PSINet Fiber IRU to PSINet, which security interest shall secure IXC' obligation to provide the PSINet Fiber IRU pursuant to Section 1.1; (b) a portion (separate from the Long-Term Indivisible
IRU) of the Base IRU in the IXC Fibers granted to IXC by Carrier, such portion (the "Short-Term Indivisible IRU") being an IRU in the IXC Fibers which supports OC-48 capacity and (c) the Access Right (as defined). The Short-Term Indivisible IRU shall be a right of use of fiber only and shall not include any rights in electronics or optronics. The security interest in the Short-Term Indivisible IRU shall secure IXC' obligations to provide the PSINet Fiber IRU over 10,000 OC-48 Equivalent Miles. At the Closing, IXC and PSINet shall enter into a security agreement in substantially the form attached hereto as Exhibit B (the "Security Agreement") and such UCC statements and other instruments reasonably necessary to grant, perfect and maintain the security interests contemplated by this Agreement.

                 1.4 Additional Rights After the Closing. After the Closing, in the event IXC completes additional portions of the Available System, (a) IXC hereby grants, without further action on its part, rights to PSINet so that each of the PSINet Fiber IRU and the Base IRU in the IXC Fibers is extended to cover such completed portions of the Available System (but only up to a total of 10,000 Route Miles) effective immediately upon completion of each portion, and (b) IXC hereby grants, without further action on its part, and will execute the necessary documents to evidence such grant of, additional security interests so that PSINet has a continuing, first priority, perfected and exclusive security interest in (i) the Long- Term Indivisible IRU (with such defined phrase being extended to cover such completed portions of the Available System) and the products and proceeds thereof, and (ii) the Short-Term Indivisible IRU (with such defined phrase being extended to cover such completed portion of the Available System) and the products and proceeds thereof, and the Long-Term Indivisible IRU and the Short-Term Indivisible IRU, as so extended, will thereupon become part of the

Collateral. Notwithstanding the foregoing, however, commencing in respect of any completed portion of the Available System, after the date on which such completed portion of the Available System shall have been completed, the length of the Short-Term Indivisible IRU shall not exceed the excess, if any, of 10,000 Route Miles over the number of completed Route Miles on the Available System Accepted by PSINet. To the extent completion of additional portions of the Available System requires shortening the length of the Short-Term Indivisible IRU (which is subject to the security interest pursuant to the preceding sentence) by a certain number of Route Miles (the "Reduction Miles"), the Short-Term Indivisible IRU shall be deemed to be shortened 30 days after the date on which such completed portion of the Available System shall have been completed, by changing its definition to exclude a number of Route Miles equal to the number of Reduction Miles. The specific Route Miles excluded shall be determined by excluding that number of Route Miles of the Available System most recently completed beginning with the eastern most portion along the applicable route, all as set forth in a written notice from IXC to PSINet pursuant to the Security Agreement. The security interest in the Short-Term Indefeasible IRU shall terminate upon the first to occur of the following: (i) IXC's making Available and PSINet's Acceptance of all of the IRU Capacity, and granting an IRU therein, to PSINet on the terms and subject to the conditions of this Agreement, and (ii) the written consent of the parties.

                 1.5 Quiet Enjoyment. IXC covenants that, at the Closing, it will have the full right and authority to grant to PSINet the PSINet Fiber IRU and capacity IRUs hereunder. IXC shall assure that Carrier has obtained or will obtain all Rights-of-Way necessary for the installation and use of the IXC Fibers comprising the PSINet Fiber IRU and the fibers underlying the capacity IRUs granted hereunder, and cause such Rights-of-Way to remain in effect or be adequately replaced during the Term. IXC shall be responsible for, and timely pay, any and all (i) taxes and franchises, license and permit fees (collectively, "Taxes") imposed because of the physical location of the IXC Fibers and the fibers underlying the IRU Capacity and (ii) Rights-of-Way payments on the IXC Fibers and the fibers underlying the IRU Capacity. Failure to pay such taxes or payments shall authorize, but not obligate, PSINet to make such payments, and IXC will immediately reimburse PSINet for any amounts paid. PSINet will reimburse IXC for (or at IXC's option, pay directly to the proper authority) any Taxes based on the revenues or capacity usage of PSINet. IXC and PSINet will each notify the other party of the assertion of any Taxes which could reasonably be the responsibility of the other party and, as reasonably requested by the other party, will cooperate with each other to contest any such Taxes with the proper authorities.


SECTION 2.       USE OF BANDWIDTH

                 2.1 Permitted Doubling. IXC shall make Available, but not be obligated to make Available more than, a single OC-48 Equivalent on any part of the Available System, provided, however, that to the extent the length of the Available System is less than 10,000 Route Miles, IXC will make Available to PSINet, at PSINet's option, up to two OC-48 Equivalents on a portion of the Available System selected by PSINet that is equal in length to the Shortfall Mileage. For example, if the length of the Available System is 8,000 route miles, PSINet would be allowed to have up to two OC-48 Equivalents on up to 2,000 miles and no more than one OC-48 Equivalent on the then remaining 6,000 miles. In the event

IXC completes portions of the Available System and, as a consequence the Shortfall Mileage is reduced, IXC, upon six months' notice to PSINet, shall have the right to require PSINet to reconfigure Bandwidth so that the length of the portion of the Available System where PSINet has capacity in excess of one OC-48 does not exceed the then current Shortfall Mileage. After IXC' completion of 10,000 miles of the Available System, PSINet will be limited to a maximum of one OC-48 Equivalent on any particular portion of the Available System.

                 2.2 Additional Mileage. Subject to the overall IRU Capacity limitation set forth herein, PSINet, at its option, may order Bandwidth on portions of the Available System in excess of 10,000 Route Miles (the "Excess Miles") provided that: (a) the aggregate Route Mileage covered by Bandwidth Units, regardless of the level or type of Bandwidth which is then being provided by IXC to PSINet thereon, does not exceed 15,000 Route Miles;
(b) pursuant to the Collocation Agreement in the form attached hereto as Exhibit C, PSINet will pay the market rate for cabinet space used in connection with the Excess Miles; and (c) PSINet will pay IXC' fees for add/drop, multiplexing and reconfiguration on the Excess Miles, as set forth herein. To the extent PSINet orders Bandwidth on Excess Miles, the parties will in good faith attempt to negotiate and effect adjustments in PSINet's rights in the PSINet Fiber IRU and in the security interest in the Long-Term Indefeasible IRU, with such rights to be expanded to cover such Bandwidth in the Excess Miles and to be reduced so as not to cover PSINet's usage of Bandwidth to the extent less than an OC-48 on any portion of the original 10,000 Route Miles of the Available System.

                 2.3 Additional Routes. Notwithstanding anything herein to the contrary, in the event IXC or any of its Affiliates adds or acquires an additional route to its system in the United States during the Reconfiguration Period, (a) the route will be deemed to be a part of the Available System if:
(i) IXC or any of its Affiliates has at least 18 fibers in such route, net of the number of fibers in which IXC or any of its Affiliates shall have granted IRU's to nonaffiliated third parties pursuant to cost-saving or joint build arrangements in connection with the construction of such route (the "Net Fiber Number"), or (ii) IXC gives notice to PSINet that IXC has elected to include such route as a part of the Available System even though the Net Fiber Number in the route is less than 18; and (b)(i) if the Net Fiber Number in the route is less than 18 but more than 11, IXC shall not be obligated to provide more than two OC-12's to PSINet on the route; (ii) if the Net Fiber Number in the route is less than 12 but greater than 3, IXC will not be obligated to provide PSINet with more than one OC-3 (or at IXC's option, three DS-3's) to PSINet on the route, which OC-3 or DS-3s are subject to availability (that is, IXC may, at its option, not deliver such OC-3 or DS-3s if needed for IXC's business or if the applicable fibers have not been lit); and (iii) if the Net Fiber Number in the route is 3 or less, then IXC will not be obligated to provide PSINet with any capacity on the route. In the event IXC provides PSINet with an OC-3 pursuant to subsection b(ii) of the preceding sentence, no multiplexing charge will apply to such OC-3.

                 2.4 Term of IRU. The term of each Bandwidth Unit of the IRU Capacity will end on the earlier of: (a) 20 years from the Original Service Activation Date of the Bandwidth Unit, or (b) 24 years from the Closing Date; provided, however, that the term of each Bandwidth Unit will be extended by (i) the length of time, if any, that such Bandwidth Unit commences after the fourth anniversary of the Closing Date, but only to the extent such delay is attributable to the completion of the applicable portion of the Available System occurring after such date, and (ii) the length of time performance by IXC is excused pursuant to Section 11, below, in the event such performance shall have been so excused for any period of at least 12 consecutive months.


SECTION 3.       CONSIDERATION

                 3.1 Reincorporation. Prior to the Closing Date, PSINet will use reasonable efforts to reincorporate in the State of Delaware by merging into Newco, subject to PSINet obtaining all required shareholder and third-party approvals and consents therefor.

                 3.2 Issuance of Shares. In consideration of the execution and delivery of this Agreement, the grant of the IRUs hereunder by IXC to PSINet and IXC's other obligations to PSINet hereunder, subject to
Section 3.3 below, PSINet (as merged into Newco) agrees to issue and deliver to IXC at the Closing, 10,155,536 shares of Common Stock of Newco, par value $.0001 per share (such shares, as adjusted for post-issuance stock splits, stock dividends, recapitalization or similar events, the "IXC Initial Common Shares"), and at the Additional Shares Determination Date (as defined) or no later than 30 days after the Additional Shares Acceleration Date (as defined), certain additional shares of Newco Common Stock (such shares, as adjusted for post-issuance stock splits, stock dividends, recapitalization or similar events, the "Additional Shares" and, collectively with the IXC Initial Common Shares, the "IXC Shares") and/or cash, other securities or property, if any, as may be issued and delivered as set forth in Section 3.5. The IXC Shares shall be issued and delivered by PSINet to IXC, together with corresponding rights under PSINet's preferred stock purchase rights plan, as amended, modified or supplemented (the "preferred stock purchase rights plan") as those held by other holders of Common Stock (subject to the terms of such plan), free and clear of any and all claims, liens, pledges, options, charges, security interests, restrictions, encumbrances or other rights of third parties other than (a) the rights created in favor of PSINet pursuant to this Agreement, and
(b) restrictions on transferability generally imposed on securities under federal or state securities laws.

                 3.3 Adjustments Relating to Stock Splits and Other Events. It is the intent of the parties that the number of the IXC Initial Common Shares to be issued by Newco to IXC hereunder shall, at the Closing Date, be equal to 19.99999% of the outstanding shares of Common Stock of Newco, as determined in the manner set forth on Exhibit D hereto. If after the date hereof and before the Closing Date, the number of outstanding shares of Newco Common Stock (as determined in the same manner set forth on Exhibit D hereto) shall have changed or if such shares shall have been changed into or exchanged for a different number or kind of shares or other securities through any issuance, reorganization, recapitalization, reclassification, merger, consolidation, share exchange or similar transaction, then a proportionate adjustment in the number and an appropriate adjustment in the kind of securities issuable hereunder shall be made.

                 3.4 Certificates. At the Closing, PSINet agrees to deliver to IXC certificates issued in IXC's name for all of the IXC Initial Common Shares.

                 3.5      Issuance of Additional Shares.

                          (a)     Subject to Section 15.7(c) and the last
sentence of this Section 3.5(a), on the earlier of (i) the first anniversary of the date on which the Total Bandwidth has been Accepted and/or Deemed Accepted by PSINet or (ii) the fourth anniversary of the Closing, (such earlier date, the "Additional Shares Determination Date"), IXC shall be entitled to receive such number of Additional Shares, based on the Common Stock Price determined as of the Additional Shares Determination Date, or, at the sole discretion of PSINet, such amount of cash, or any combination of Additional Shares and cash, as shall have an Aggregate Fair Market Value equal to the Additional Shares Value as of the Additional Shares Determination Date; provided, however, that PSINet shall be entitled, at its sole option, to accelerate IXC's right to receive Additional Shares and/or cash pursuant to this Section 3.5(a) at any time after the Closing Date to a date prior to the Additional Shares Determination Date pursuant to a notice to such effect given by PSINet to IXC in accordance with the terms of Section 19.5 of this Agreement (the "Additional Shares Acceleration Date") by delivering to IXC not later than 30 days after the Additional Shares Acceleration Date, such number of Additional Shares, based on the Common Stock Price determined as of the Additional Shares Acceleration Date, or, at the sole discretion of PSINet, such amount of cash, or any combination of Additional Shares and cash, as shall have an Aggregate Fair Market Value equal to the Additional Shares Value as of the Additional Shares Acceleration Date. Notwithstanding the foregoing, (i) the right of IXC to receive any Additional Shares and/or cash pursuant to this Section 3.5 shall terminate and be of no further force or effect on such date as the calculation of the IXC Common Shares Value would result in a value equal to or greater than $240,000,000 and (ii) the obligations of IXC under this Agreement shall not be altered, diminished, modified or impaired by any delivery or payment of Additional Shares and/or cash pursuant to this Section 3.5.

                          (b)     If at any time or from time to time prior to
the Additional Shares Determination Date, there shall occur a Merger or Other Reorganization Event, then, as a part of and as a condition to the effectiveness of such Merger or Other Reorganization Event, lawful and adequate provision shall be made so that IXC shall thereafter be entitled to receive pursuant to Section 3.5(a) in lieu of any Additional Shares IXC may be entitled to receive under Section 3.5(a), the number of shares of Successor Stock or other securities or property, if any, of PSINet or of the successor Person resulting from such Merger or Other Reorganization Event to which a holder of such number of shares of Common Stock as is equal to the number of Additional Shares that would otherwise be deliverable pursuant to Section 3.5(a) would have been entitled to receive in connection with such Merger or Other Reorganization Event. In any such case, appropriate provisions shall be made with respect to the rights of IXC under this Section 3.5 in connection with the Merger or Other Reorganization Event to the end that the provisions of this
Section 3.5 shall thereafter be applicable, as nearly as may be, with respect to any shares of Successor Stock, securities or property that may be deliverable thereafter upon the Additional Shares Determination Date or the Additional Shares Acceleration Date, as applicable.

                 3.6 Tax Reporting. The parties acknowledge that PSINet's issuance of IXC Shares under this Agreement will be a taxable payment for income tax purposes and not part of a tax-free acquisition for income tax purposes and not part of a tax-free reorganization, tax-free incorporation or other tax-free transaction for income tax purposes, and that PSINet's tax acquisition cost and IXC's gross receipts for federal income tax purposes with respect to PSINet's payments under this Agreement will be equal to the value of the IXC Shares upon issuance, together with the cash or other payments, if any, under Section 3.5. The parties shall report such issuance of IXC Shares and such cash or other payments, if any, consistent with the prior sentence in connection with the determination of their income, franchise or other taxes measured by net income.


SECTION 4.       ORDERING BANDWIDTH

                 4.1 Type of Bandwidth. Subject to the terms and conditions of this Agreement, PSINet may order Bandwidth in increments from OC-12 to OC-48 along any portion of the Available System. PSINet may order DS-3's or OC-3's on the Available System or DS-3's on Barter Capacity (in either case, subject to the capacity limitations set forth herein), but shall be obligated to pay the multiplexing fees set forth herein (except on the Barter Capacity). IXC will use good faith efforts to provision DS-3's on the Barter Capacity subject to availability and subject to IXC's use for its own network requirements. Furthermore, IXC will cause IXC Carrier to provide off-net capacity such as DS-1's and greater, pursuant to the Digital Service Agreement dated as of December 23, 1994, as amended, between IXC Carrier and PSINet, as the exhibits thereto shall be revised by IXC Carrier from time to time, on the same payment terms and subject to the same material conditions by which IXC acquires such capacity (including the cost thereof, including, without limitation, third party cross-connect fees, if any) plus an administrative fee (payable once per circuit) in the amount of * per circuit. PSINet, at its option and subject to availability, may order other associated services as and at such rates as set forth on Exhibit E hereto. The rates for such associated services are subject to change by IXC upon 30 days' notice.

                 4.2 Ordering Bandwidth. If ordered by PSINet, IXC will make Available to PSINet at least 10,000 OC-12 Equivalent Miles in each Six-Month Period. To order Bandwidth on the Available System, PSINet shall submit a completed, dated and signed Bandwidth Order to IXC. IXC will then accept or reject the Bandwidth Order within 45 days following the date of the Bandwidth Order by returning the countersigned Bandwidth Order to PSINet or setting forth the reason for the rejection on the returned Bandwidth Order. In accepting a Bandwidth Order, IXC may change the Requested Delivery Date as reasonably necessary to ensure timely delivery. PSINet shall specify a Requested Delivery Date in each Bandwidth Order. The sole reasons for rejection of a Bandwidth Order (other than for Barter Capacity, which is subject to the conditions set forth above) are (i) the Bandwidth Order pertains to a portion of the Available System that has not yet been completed, (ii) IXC shall have provided PSINet with 10,000 OC-12 Equivalent Miles during the applicable Six-Month Period, (iii) IXC shall have provided PSINet with 10,000 OC-48 Equivalent Miles in the aggregate, or (iv) PSINet shall have been determined to be in default of a Material Provision pursuant to arbitration proceedings conducted under Section 19.14(b) and such default remains uncured. In the event PSINet orders less than 10,000 OC-12 Equivalent Miles over the Available System during any Six-Month Period, IXC, at its option, can require that PSINet order Primary Additional Bandwidth (as defined), as Available, so that up to a total of 10,000 OC-12 Equivalent Miles are ordered during the Six-Month Period. "Primary Additional



              * Confidential material has been omitted and filed separately with the Securities and Exchange Commission

Bandwidth" shall mean the Bandwidth, if any, Available to PSINet on a Major Route (as defined), which, together with the Bandwidth, if any, already being used on the route by PSINet, adds up to one OC-48 Equivalent. * shall mean any route between two metropolitan statistical areas with populations of at least * . On or before the date 41 months after the Closing, IXC shall give notice to PSINet of which portions of the Available System will be Available by the date four years after the Closing and PSINet shall order, on or before the date 42 months after the Closing, and IXC shall make Available, Bandwidth so that, at the fourth anniversary of the Closing, PSINet's total capacity (as measured in OC-48 Equivalent Miles) in use hereunder will be at least equal to the smaller of: (i) twice the total length of the Available System at that date or (ii) 10,000.

                 4.3 Bandwidth Delivery. IXC will use commercially reasonable efforts to make the requested Bandwidth Available to PSINet by the Requested Delivery Date. Within five business days of the date on which Bandwidth is made Available to PSINet, PSINet shall test it in accordance with the standards set forth in Exhibit F hereto. * IXC will notify PSINet as quickly as reasonably practicable upon learning of any circumstances that will cause a delay in delivery of capacity beyond the Requested Delivery Date. In the event of a late delivery, IXC will use commercially reasonable efforts to assist PSINet in obtaining temporary replacement capacity.

                 4.4 Existing Arrangements. As soon as practicable after the Closing Date, but in no event later than 30 days thereafter, IXC shall, and shall cause its Affiliates to, deliver any On-net or Barter Capacity bandwidth leased by PSINet from IXC or any Affiliate immediately prior to Closing, collocation in the POP's and related cross-connects (but only those cross-connects within the Available System) and interconnect facilities with IXC existing at the Closing, to be transferred to and covered by this Agreement. Bandwidth on order at the Closing Date will also be covered by this Agreement, including, without limitation this Section 4.4. Furthermore, with respect to off-net bandwidth leased or on order prior to the Closing, IXC will use commercially reasonable best efforts to provide such bandwidth On-net if and when the Available System covers the applicable routes of such off-net bandwidth. This transfer will be without penalty and without credit for prior payments, so that all payments for such bandwidth and facilities for the period commencing on the Closing Date will cease as of such transfer, provided, however, that maintenance fees as set forth in Section 8.3 will apply to such bandwidth. Multiplexing charges as set forth herein will not apply to any bandwidth so transferred unless and until PSINet reconfigures such bandwidth concurrently with such transfer or, with respect to a particular route, PSINet orders OC-12 capacity on such route.

* Confidential material has been omitted and filed separately with the Securities and Exchange Commission

                 4.5 Bandwidth Forecasts. Attached as Exhibit G hereto is PSINet's good faith, non-binding three-year forecast of the anticipated amount of Bandwidth that will be required by PSINet under this Agreement, which good faith, non- binding forecast shall be updated by PSINet quarterly and delivered to IXC by no later than the 20th day following the end of each calendar quarter.

                 4.6 Initial Order. Effective upon the Closing, IXC accepts the Bandwidth Orders attached hereto as Exhibit G-1 as PSINet's initial Bandwidth Orders for the Requested Delivery dates specified therein.


SECTION 5.       OTHER SERVICES

                 5.1 Multiplexing. In the event PSINet requires capacity in units other than OC-48 or OC-12 (for example, an OC-3 or DS-3) it will pay IXC's fees for multiplexing as set forth in Exhibit H hereto (except as set forth in the last sentence of Section 2.3). PSINet will also pay IXC's fees for multiplexing for Barter Capacity DS-3's. IXC may change its fees for multiplexing at any time in its sole and absolute discretion; provided, however, that such changed fees will only be effective against PSINet on the tenth business day after PSINet's receipt of written notice from IXC of such changed fees.

                 5.2 Reconfiguration. During the first four years of this Agreement (or until one year after the Delivery Completion Date, whichever comes first), PSINet can Reconfigure Bandwidth. PSINet will pay IXC's fee for reconfiguration as set forth on Exhibit I hereto, which shall include a fee for reconfiguring from OC-12 to OC-48 or for moving an OC-48. IXC may change its fees for reconfiguration at any time in its sole and absolute discretion; provided, however, that such changed fees will only be effective against PSINet on the tenth business day after PSINet's receipt of written notice from IXC of such changed fees. In the event of a reconfiguration that leaves OC-12 equipment (for which PSINet has previously paid a multiplexing or reconfiguration charge) which is not being utilized, IXC will either (i) utilize the equipment elsewhere for PSINet's capacity (without charging a multiplexing fee for such OC-12), (ii) deliver the OC-12 equipment to PSINet, or (iii) purchase the equipment from PSINet at a mutually agreeable price.


SECTION 6.       TERM OF AGREEMENT

                 6.1 Term of the Agreement. This Agreement shall commence on the Closing Date and shall automatically terminate upon the termination of the last-to-expire term of the Bandwidth delivered hereunder (the "Term").


SECTION 7.       PAYMENT, CPI AND DEFAULT

                 7.1 Payment. PSINet agrees to pay IXC in advance, as billed by IXC, each month during the Term, all fees and other charges payable hereunder for such month, for maintenance, off-net capacity, multiplexing and add/drops. PSINet agrees to pay IXC in arrears, as billed by IXC, each month all fees and other charges payable hereunder for such months for other services, including for reconfiguration.

                 7.2      Late Payment.   IXC invoices for amounts payable
hereunder shall be due within 30 days of the date of invoice. If a dispute arises as to any portion of an invoice, PSINet shall pay the undisputed amount of such invoice when due and shall notify IXC in writing of the disputed amount no later than 30 days from the date of invoice. The IXC Authorized Representative and the PSINet Authorized Representative will first attempt in good faith to promptly resolve the dispute. If the matter has not been resolved by the IXC Authorized Representative and the PSINet Authorized Representative within 14 days after PSINet' notice, or if either party will not agree to meet within such 14-day period, the matter will be referred to the Chief Executive Officer of IXC and the Chief Executive Officer of PSINet, who will attempt in good faith to promptly resolve the dispute. If the dispute has not been resolved by the Chief Executive Officer of IXC and the Chief Executive Officer of PSINet within an additional 14-day period, or if either party will not agree to meet within such 14-day period, then the dispute shall be submitted to arbitration pursuant to Section 19.14. In any such arbitration, the prevailing party shall be awarded such party's costs and expenses incurred in bringing such action.

                 In the event that any payment remains unpaid after its due date, such payment shall be subject to an interest charge equal to the lesser of one and one-half percent of the unpaid balance per month or the maximum rate allowed under applicable state law and, if a payment shall not have been paid in full within five business days of the applicable due date when no bona fide dispute exists, IXC may, without any liability to PSINet, at its option, suspend the provision of maintenance and other services hereunder until such payment is made in full. Notwithstanding anything herein to the contrary, in no event shall IXC have the right to terminate, modify or otherwise affect its grant to PSINet of, or PSINet's right, title and interest in, the IRU Capacity and the PSINet Fiber IRU.

                 7.3 CPI. In addition to any other adjustment permitted or contemplated herein, IXC has the right to make adjustments to the fees and charges hereunder on each anniversary of the expiration of the Closing Date (the "Adjustment Date") by multiplying the applicable fee or charge for the immediately preceding twelve (12) month period (the "Prior Period") by a factor equal to one (1) plus or minus the decimal equivalent of the total percentage change, if any, in the U.S. Department of Labor Price Index for Urban Consumers, All Items, 1982-84 = 100 for the period from three (3) months prior to the commencement of such Prior Period to three (3) months prior to the Adjustment Date. IXC shall deliver to PSINet prior to each Adjustment Date notice of the adjustment in the applicable fee or charge, setting forth the calculation of such adjustment.

                 7.4      Default/Termination.

                          (a)     A party may deliver to the other party a
written "Notice of Default" for: (i) failing to make any payment owed hereunder, when no bona fide dispute exists (a "Monetary Default"); or (ii) the breaching by either party or its agents, assigns or affiliates of any Material Provision; or (iii) the filing or initiating of proceedings by or against a party seeking liquidation, reorganization or other such relief under any federal or state bankruptcy or insolvency law (a "Bankruptcy Proceeding"). Such Notice of Default must prominently contain the following sentences in capital letters:
"THIS IS A FORMAL NOTICE OF A BREACH OF CONTRACT. FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES." A party that has received a Notice of Default shall have five (5) business days to cure a Monetary Default, thirty
(30) days to cure the alleged breach of any other Material Provision (other than Section 15.8(a) or the Standstill Agreement, which shall be required to be cured upon demand by PSINet, provided, however, that IXC Communications, Inc. and/or IXC shall have five (5) business days to cure a nonintentional breach of clause (vi) of Section 15.8(a) or clause (vi) of Section 2 of the Standstill Agreement) and, if the defaulting party shall have commenced actions in good faith to cure such defaults which are not susceptible of being cured during such 30-day period, such period shall be extended (but not in excess of 90 additional days) while such party continues such actions to cure, and shall be given ninety (90) days to remove, have dismissed or stay any involuntary Bankruptcy Proceeding (each such cure period, a "Cure Period"). If such party fails to cure the breach within the applicable Cure Period or, in the case of
Section 15.8(a) (other than clause (vi) thereof) or the Standstill Agreement (other than clause (vi) of Section 2 thereof), upon demand by PSINet, as long as such default shall be continuing, the non-defaulting party shall have the right to either (a) suspend its performance or payment obligations under this Agreement and/or any of the Transaction Documents (other than obligations under Section 15.8(a) and the Standstill Agreement), (b) seek an order of specific performance or, in the case of a breach of Section 15.8(a) or the Standstill Agreement, specific performance, injunctive relief or other equitable remedy, and/or (c) seek the award of compensatory damages. Notwithstanding anything herein to the contrary, in no event, shall IXC have the right to terminate, modify or otherwise affect its grant to PSINet of, or PSINet's right, title and interest in, the IRU Capacity and the PSINet Fiber IRU, provided, however, that, during the continuance of any breach (as determined by an arbitration pursuant to Section 19.14) by PSINet of a Material Provision, IXC shall have the rights set forth in the preceding sentence with respect to matters other than those affecting PSINet's right, title or interest in the IRU capacity or the PSINet Fiber IRU; such IXC rights to include, without limitation, the right to disconnect PSINet's access, and to suspend performance of its obligations hereunder to allow PSINet access, to IXC's POPs, the IXC Fibers, electronics, and optronics (whether by way of direct connection, interconnection, or other means), and the right to suspend maintenance. In the event IXC does not allow PSINet access to IXC's POPs as set forth in the preceding sentence, IXC will allow PSINet, upon reasonable notice, to remove PSINet's equipment and any equipment leased to PSINet or provided by a third party to PSINet from the POPs.

                          (b)     In the event of, and during the continuance
of, a breach by IXC of any Material Provision (subject to the last sentence of this section), so long as PSINet shall not have been determined pursuant to arbitration proceedings conducted under Section 19.14(b) to be in breach of a Material Provision hereunder which remains continuing, PSINet shall be entitled to engage an Approved Subcontractor to access the Maintainable Equipment (as defined) in IXC's POPs as reasonably necessary to assure its continued uninterrupted use of the PSINet Fiber IRU and the IRU in the IRU Capacity granted to PSINet hereunder. Such access shall be subject to applicable rights-of-way and lessor rights; provided, however, that in the event PSINet exercises its rights pursuant to this Section 7.4(b), IXC shall use reasonable efforts to obtain any necessary third party consents to such access.

Such access is referred to as the "Access Right." PSINet shall use its best efforts to assure that no damage is caused to IXC's equipment, fibers or systems in connection with such maintenance and access. IXC shall use its commercially reasonable best efforts to assure that the applicable rights-of-way and lessors' rights are maintained and exercised at all times in a manner consistent with PSINet's ability pursuant to this Section 7.4(b) to access all relevant premises to install and/or maintain equipment associated with or to be associated with the PSINet Fiber IRU or the IRU in the IRU Capacity granted to PSINet hereunder. Notwithstanding the foregoing, however, PSINet shall have no rights under this Section 7.4(b) by reason of an IXC Bankruptcy Proceeding if IXC is not also at such time in breach of a Material Provision.


SECTION 8.       SYSTEM MAINTENANCE AND POPs

                 8.1 Maintenance. IXC shall provide all maintenance and repair functions on the Available System as well as on the optical and electronic equipment owned or leased by IXC used to provide the Bandwidth. IXC agrees it will provide all maintenance and repair functions in the same manner and with at least the same degree of care and timeliness utilized by IXC or IXC Communications with respect to other portions of their telecommunications systems, but at no time shall such maintenance and repair functions be conducted in a manner which does not equal or exceed that which is normal and customary in the telecommunications industry.

                 8.2 Repair or Replacement. In the event that all or any part of the Available System or optical or electronic equipment owned by IXC requires replacement during the term of this Agreement, such replacement shall be on a timely basis, and at the expense of IXC. This replacement will be scheduled at IXC's reasonable discretion upon adequate notice to PSINet or at PSINet's reasonable request.

                 8.3 Consideration. In consideration of IXC's maintenance obligations hereunder, PSINet shall pay IXC a monthly fee of * per OC-12 Equivalent Mile per month (on lower capacity, * per DS-3 Mile per month) for each OC-12 (or its equivalent) provided by IXC to PSINet hereunder.

                 8.4 POPs. PSINet may only interconnect to IXC Fibers to utilize the IRU Capacity at IXC's POPs. IXC shall provide PSINet with the applicable Bandwidth only between IXC's POPs and IXC shall provide POP space to PSINet (including, without limitation, cabinet space for equipment), all as set forth in the Collocation Agreement. PSINet's right to occupy any POP will expire upon the earlier of: (i) 20 years after the first date of occupancy in such POP or (ii) the termination of the last Bandwidth Unit which terminates in such POP. PSINet shall pay for all costs associated with connecting its system and POPs to IXC's POPs. IXC will allow PSINet light-to-light and copper-to-copper connections within IXC's POPs so that PSINet, at its own expense, can make interconnections to its own POPs. Notwithstanding the foregoing, if necessary, and where applicable, IXC shall use commercially reasonable efforts to provide PSINet, at PSINet's expense, access to existing building entrance facilities, if available, to access and exit IXC POPs.
PSINet will pay IXC time and material agreed upon on a case by case basis for:
(a) equipment




               * Confidential material has been omitted and filed separately with the Securities and Exchange Commission installation and tech-assists and (b) for build-outs for power, cabling and HVAC for PSINet's needs in excess of * cabinet spaces in the applicable POP. Interconnect facilities to interconnect to other parties within IXC's POPs shall be installed and maintained under the terms and conditions that are specified in the Collocation Agreement.

                 8.5 Other Party's Equipment. IXC shall be required to exercise reasonable care with respect to any equipment located in any of IXC's POPs or any portion or component thereof. IXC shall promptly notify PSINet of any matters pertaining to damage or impending damage, or loss of any portion of the Available System that are known to it, which may adversely affect PSINet's use of the PSINet IRU or the IRU Capacity.

SECTION 9.       INDEMNIFICATION.

                 9.1 Indemnification Obligations. IXC and PSINet (hereinafter where either has undertaken the action or inaction to be indemnified against shall be known as the "Indemnifying Party") agree to assume all liability for and indemnify, defend and hold harmless the other party or any third party claiming through the other party, from and against all liability, loss, cost, damage, expense or cause of action, of whatsoever character, or injury or death of any person and damage to or destruction of any property, including, without limitation, third parties and all related expenses, including, but not limited to, reasonable attorneys' fees, investigators' fees and litigation expenses and costs of enforcing this Section 9 arising out of or relating to, in whole or in part, any of the following:

                 (i) claims for libel, slander, infringement of copyright or unauthorized use of a trade secret, trade name or service mark that results from the transmission of material over the Available System by the Indemnifying Party, authorized representatives of the Indemnifying Party or other persons not associated with, or related to, either IXC or PSINet; or

                 (ii) claims of any person not a party to this Agreement arising out of the negligent or willful act or omission of the Indemnifying Party or its agents, servants, employees, contractors or representatives (other than IXC, if PSINet is the Indemnifying Party, or PSINet, if IXC is the Indemnifying Party); or

                 (iii) claims for patent infringement arising out of the use of the Available System by the Indemnifying Party or any person authorized by the Indemnifying Party or resulting from the acts of the Indemnifying Party or the Indemnifying Party's representatives in combining the Available System with the facilities of the Indemnifying Party or others, or using the Available System either alone or in connection with that of the Indemnifying Party or others; or

                 (iv) claims, except as otherwise set forth herein, for the material breach of or failure to comply, in any material respect, with any term or condition of this Agreement by the Indemnifying Party or its officers, employees or invitees; or

* Confidential material has been omitted and filed separately with the Securities and Exchange Commission

                 (v) claims resulting from patent or trade secret infringement or infringement or unauthorized use of trade secrets or trade name by the Indemnifying Party in connection with this Agreement;

                 PROVIDED, HOWEVER, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER (OR TO ANY THIRD PARTY CLAIMING THROUGH SUCH OTHER PARTY) FOR CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, AND THE FOREGOING INDEMNITIES SHALL NOT APPLY WITH RESPECT TO SUCH DAMAGES.

                 9.2 Notice of Indemnification. Upon receipt by the Indemnifying Party of a notice from the other party with respect to any claim of a third party against the other party, the Indemnifying Party shall, within 30 days of the mailing of the other party's notice setting forth such request for indemnification, either (i) agree in writing to assume the defense of such third party claim, or (ii) provide the other party with written notice setting forth the basis for such objection in reasonable detail. In the event the Indemnifying Party fails to respond to the other party's written request within such 30 day period, the other party's right to indemnification, as set forth in the other party's notice, shall be deemed agreed to by the Indemnifying Party. In the event the Indemnifying Party timely objects to the other party's request for indemnification, the dispute shall be settled in accordance with the procedures set forth in Section 7.2, above.

                 9.3 Defense Obligations. In the event it is determined that the Indemnifying Party is required to indemnify the other party, the Indemnifying Party shall assume the defense of such claim with counsel reasonably satisfactory to the other party, and the other party shall cooperate to the extent reasonably requested by the Indemnifying Party in defense or prosecution thereof. If the Indemnifying Party has agreed to indemnify the other party and has assumed the defense of any such third party claim, the other party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the other party, and the Indemnifying Party shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided, however, that, to the extent that such settlement requires the other party to take, or prohibits the other party from taking, any action or purports to obligate the other party, then the Indemnifying Party shall not settle such claim without the prior written consent of the other party, which shall not be unreasonably withheld, delayed or conditioned. If the Indemnifying Party does not assume the defense of any third party claim for which it is obligated to provide indemnification hereunder, the other party may assume control of the defense of such claim through counsel of its choice at the Indemnifying Party's expense and shall have control over the litigation and authority to resolve such claim. If action is required to be taken with respect to any third party claim prior to the determination of the Indemnifying Party's obligations hereunder, the other party may assume control of the defense of such claim through counsel of its choice until such time as the Indemnifying Party's obligations hereunder are determined; provided, however, that the Indemnifying Party shall not be liable hereunder for any settlement of such claim without the Indemnifying Party's prior written consent unless and until it is determined that the Indemnifying Party is obligated hereunder to provide indemnification with respect thereto and refuses or fails to assume the defense of such claim.

SECTION 10.      ADMINISTRATION OF AGREEMENT

                 10.1 Representatives. Within 30 days after the Closing Date, IXC and PSINet shall each designate, by written notice to the other party, a representative (each, an "Authorized Representative") who is authorized to act on the respective party's behalf with respect to those matters delegated to the Authorized Representative. Each party may designate an alternate representative with full authority to act in the absence of the Authorized Representative. Each party shall have the right to change its Authorized Representative or alternative by written notice to the other party.

                 10.2 Responsibilities. The Authorized Representatives shall provide liaison between the parties in order to provide effective cooperation, exchange of information and consultation on a prompt and orderly manner concerning the various matters which may arise, from time to time, in connection with this Agreement. In addition, the Authorized Representatives shall have the following responsibilities, among others:

                          1.      Perform those functions and duties assigned
to them in this Agreement;

                          2.      Review and attempt to resolve any disputes
between the parties arising under this Agreement. Should the Authorized Representatives be unable to resolve a dispute, the matter shall be resolved in accordance with the provisions of Section 19.14, below; and

                          3.      Arrange for the development and completion of
procedures to implement the provisions of this Agreement.

                 10.3 Form of Actions. All actions, agreements, resolutions, determinations or reports made by the Authorized Representatives shall be in writing and shall become effective when signed by both Authorized Representatives.

                 10.4 Fees and Expenses. Any and all fees and expenses incurred by an Authorized Representative in connection with his or her duties shall be paid by the party he or she represents.


SECTION 11.      FORCE MAJEURE

                 Notwithstanding any provision in this Agreement to the contrary, neither party shall be liable to the other for any failure of performance under this Agreement (except with respect to payment or other monetary obligations or as otherwise specifically set forth herein) due to causes beyond the reasonable control of a party, including, by way of illustration and not limitation, acts of God, flood, fire, explosion, storm, acts of public enemies, insurrection, war, national emergency, riots, strikes, labor disputes, disturbances, lockouts, labor or material shortages (not resulting from the responsible party's failure to place reasonable orders therefor), breakdown of or damage to plants or equipment or facilities (other than arising out of the neglect or mishandling by such party), failure of a supplier to supply necessary materials or equipment or labor in a timely manner (including warranty replacements), destruction of property, embargoes, boycotts, governmental legislation or regulations, orders or acts of civil or military authorities, governmental acts, or orders of courts or administrative agencies. Any party excused from performance pursuant to this Section 11 shall use commercially reasonable efforts to minimize the time during which such performance is excused pursuant to this Section 11.


SECTION 12.      LIMITATION OF LIABILITY; INDEMNIFICATION

                 12.1 Limitation of Liability. Except for direct damages otherwise specifically provided for in this Agreement, in no event shall IXC or PSINet be liable for any special, incidental, direct, indirect, punitive, reliance or consequential damages, whether foreseeable or not, arising under this Agreement or from any breach or partial breach of the provisions of this Agreement or occasioned by any defect in the Bandwidth or other service provided hereunder, delay in availability of the Bandwidth or any service provided hereunder, failure of the Bandwidth or other service provided hereunder, interruptions or outages of the Available System or any other cause whatsoever or arising out of any act or omission by IXC or PSINet, as applicable, its employees, servants and/or agents, including but not limited to, damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims of customers for service interruptions or transmission problems.

                 12.2 Release; Indemnification. Each party (each party in such capacity being referred to as the "Releasing Party") releases, assumes and agrees to indemnify, defend, protect and save the other party harmless from and against any claim, damage, loss, liability, cost and expense (including reasonable attorneys' fees) in connection with any loss or damage to any physical property or facilities of the Releasing Party or any injury to or death of any person arising out of or resulting in any way from the negligence or misconduct of the Releasing Party or its employees, servants, contractors and/or agents.


SECTION 13.      REPRESENTATIONS AND WARRANTIES OF PSINet

                 PSINet represents and warrants to IXC that, except as set forth in the PSINet Disclosure Schedule set forth as Exhibit L hereto, as of the date hereof and as of the Closing Date, except where a representation and warranty is made as of a specified date, in which case it is made as of such date:

                 13.1 Organization. On the date hereof PSINet is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. On the Closing Date, PSINet, as merged into Newco, will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PSINet is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required except in those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on PSINet and its subsidiaries taken as a whole. PSINet has delivered to IXC true and correct copies of its Certificate of Incorporation and

Bylaws and, prior to the Closing, will deliver true and correct copies of Newco's Certificate of Incorporation (which does not include the documents required to effect the Reincorporation) and Bylaws in substantially the form as set forth as Exhibit J hereto (with such changes thereto as may be required in order for such Certificate of Incorporation and Bylaws to comply with Delaware General Corporation Law while providing the parties with substantially equivalent economic benefits as provided therein).

                 13.2 Authorization. The execution, delivery and performance of this Agreement and the Transaction Documents to which PSINet is or will be a party has been or, on the Closing Date, will be, duly authorized by all necessary corporate action on the part of PSINet. This Agreement and the Transaction Documents to which PSINet is or will be a party are or, when executed and delivered, will be valid and binding obligations of PSINet, enforceable against PSINet in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Except as set forth in Section 13.2 of the PSINet Disclosure Schedule, no material consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required of PSINet in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                 13.3     Shares.   Upon the issuance of the IXC Initial Common
Shares on the Closing Date in accordance with this Agreement, the IXC Initial Common Shares will be duly authorized, validly issued, fully paid and nonassessable. Upon the issuance, if any, of the Additional Shares, the Additional Shares will be duly authorized, validly issued, fully paid and nonassessable.

                 13.4 Capitalization. As of the date of this Agreement, the authorized capital stock of PSINet consists of 100,000,000 shares of Common Stock, $.01 par value per share, 29,000,000 shares of undesignated Preferred Stock, $.01 par value per share, and 1,000,000 shares of Series A Junior Participating Preferred Stock, $.01 par value per share, of which approximately 40,397,876 shares of Common Stock are issued and outstanding, 99,556 shares of Common Stock are held as treasury shares and no shares of Preferred Stock are issued or outstanding. Upon the Closing Date, after giving effect to the Reincorporation, the authorized capital stock of Newco will be as set forth in
Section 13.4 of the PSINet Disclosure Schedule and each share of Common Stock of PSINet issued and outstanding on the date hereof will have been exchanged for one share of Common Stock of Newco. Except as set forth on the PSINet Disclosure Schedule, as of the date of this Agreement, there is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating PSINet to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of Common Stock or any other shares of capital stock of PSINet. PSINet does not have outstanding any bonds, debentures, notes or other obligations, under the terms of which the holders of which have the rights to vote with the shareholders of PSINet.

                 13.5 PSINet Filings; No Material Adverse Change. Neither PSINet's Annual Report on Form 10-K for the year ended December 31, 1996 nor any other of PSINet's periodic reports filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the 1934 Act on or after March 31, 1997 (each, a "PSINet Filing"), taken as a whole, as of the date of filing thereof, contained any untrue statement of material facts or omitted to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made. PSINet used reasonable efforts, in good faith, to comply in all material respects with the requirements of the Commission as to the contents of such filings. Such PSINet Filings, when they were filed with the Commission, conformed as to form in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder. Except as disclosed by PSINet in public announcements or otherwise set forth in the PSINet Disclosure Schedule, there has been no material and adverse change to the business, financial condition or results of operation of PSINet and its subsidiaries taken as a whole since the date of the most recent PSINet Filing.

                 13.6     Effect of Transactions.  Except as set forth in
Section 13.6 of the PSINet Disclosure Schedule, the execution, delivery and performance by PSINet of this Agreement and the Transaction Documents to which PSINet is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any default or require the consent of any person or entity under the Articles or Certificate of Incorporation, By-laws or any material agreement of PSINet, or result in the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of PSINet except pursuant to this Agreement. The execution, delivery and performance of this Agreement by PSINet will not violate, in any material respect, any judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to PSINet or to which PSINet is a party.

                 13.7 Litigation. Except as disclosed in Section 13.7 of the PSINet Disclosure Schedule, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of PSINet, threatened against PSINet which (i) may call into question the validity or hinder the enforceability or the performance of this Agreement, the Transaction Documents to which PSINet is a party or the transactions contemplated hereby and thereby, or (ii) could reasonably be expected to give rise to a Material Adverse Effect on PSINet and its subsidiaries taken as a whole.

                 13.8 Brokers. Except for the fees of Merrill Lynch & Co. in connection with any fairness or valuation opinions to be provided by it to PSINet as contemplated by this Agreement, no broker, finder, agent or similar intermediary has acted on behalf of PSINet in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finder's fees or similar fees or commissions payable by PSINet in connection with this Agreement or the transactions contemplated hereby.

                 13.9 No Other Agreements To Sell. Except as set forth in this Agreement or as disclosed in Section 13.9 of the PSINet Disclosure Schedule, neither PSINet nor any of its subsidiaries has any commitment to (i) sell, assign or transfer a material portion of the assets or capital stock of PSINet or an Affiliate, (ii) to effect any merger, consolidation or other reorganization of PSINet or an Affiliate that could affect the transactions contemplated by this Agreement, or (iii) to enter into any agreement with respect to any of the foregoing.

                 13.10 Full Disclosure. No representation, warranty or other statement of PSINet contained in this Agreement, or any other document or certificate delivered at Closing or, to PSINet's knowledge, other written statement furnished to IXC in connection with the transactions contemplated by this Agreement (other than any interim financial statements of PSINet not filed with the Securities and Exchange Commission) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein relating to this Agreement and the transactions contemplated hereby or to the business or financial condition of PSINet not materially misleading when taken as a whole in the light of the circumstances under which they were made. There is no fact known to PSINet which could reasonably be expected to have, in light of the circumstances in which it is made, a Material Adverse Effect on PSINet and its subsidiaries, taken as a whole, that has not been disclosed herein or in such other documents, certificates and statements furnished to IXC for use in connection with the transactions contemplated hereby. All interim financial statements furnished by PSINet to IXC in connection with this Agreement were prepared in good faith.

                 EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN THIS SECTION 13, PSINET MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND PSINET EXPRESSLY DISCLAIMS AND EXCLUDES ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND.



SECTION 14.      REPRESENTATIONS AND WARRANTIES OF IXC

                 IXC hereby represents and warrants to PSINet that, except as set forth in the IXC Disclosure Schedule set forth as Exhibit M hereto, as of the date hereof and as of the Closing Date, except where a representation and warranty is made as of a specified date, in which case it is made as of such date:

                 14.1 Organization. IXC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required except in those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on IXC and its subsidiaries taken as a whole.

                 14.2 Authorization. The execution, delivery and performance of this Agreement, the Transaction Documents to which IXC is or will be a party and the Contribution Agreement have been duly authorized by all necessary corporate action on the part of IXC and IXC Carrier, as applicable. This Agreement, the Transaction Documents to which IXC is or will be a party, and the Contribution Agreement are or, when executed and delivered, will be valid and binding obligations of IXC and IXC Carrier, as applicable, enforceable against IXC or IXC Carrier, as applicable, in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Except as set forth in Section 14.2 of the IXC Disclosure Schedule, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required of IXC or IXC Carrier, as applicable, in connection with the execution, delivery and performance of this Agreement, the Transaction Documents to which IXC is or will be a party, and the Contribution Agreement by IXC or IXC Carrier, as applicable, or the performance or consummation of any other transaction contemplated hereby or thereby.

                 14.3     Effect of Transactions.  Except as set forth in
Section 14.3 of the IXC Disclosure Schedule, the execution and delivery of this Agreement, the Transaction Documents to which IXC is or will be a party, and the Contribution Agreement by IXC and IXC Carrier, as applicable, and the performance by IXC and IXC Carrier, as applicable, of the transactions contemplated hereby and thereby will not conflict with or result in any default or require the consent of any person or entity under the Certificate of Incorporation, By-laws or any material agreement of IXC or IXC Carrier, as applicable, or result in the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of IXC except pursuant to this Agreement. The execution and delivery of this Agreement, the Transaction Documents to which IXC is or will be a party, and the Contribution Agreement by IXC or IXC Carrier, as applicable, and the performance by IXC and IXC Carrier, as applicable, of the transactions contemplated hereby and thereby will not violate, in any material respect, any judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to IXC or IXC Carrier, as applicable, is a party.

                 14.4 Litigation. Except as set forth in Section 14.4 of the IXC Disclosure Schedule, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of IXC, threatened against IXC or IXC Carrier which (i) may call into question the validity or hinder the enforceability or performance of this Agreement, the Transaction Documents to which IXC or IXC Carrier is a party or the transactions contemplated hereby or thereby or (ii) could reasonably be expected to give rise to a Material Adverse Effect on IXC and its subsidiaries taken as a whole or IXC Carrier.

                 14.5 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of IXC or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby and, there are no brokerage commissions, finder's fees or similar fees or commissions payable by IXC or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

                 14.6     Investment Representations.

                          (a)     IXC (i) has received and reviewed this
Agreement, including all schedules and exhibits hereto and the PSINet Disclosure Schedule, and has had the opportunity to review the PSINet Filings, the Certificate of Incorporation, as amended, and By-laws of PSINet, PSINet's preferred stock purchase rights plan and the proposed Certificate of Incorporation and By-laws of Newco which are proposed to be in effect on the Closing Date and (ii) has had the opportunity to ask questions of, and has received answers from,

PSINet concerning the transactions contemplated hereby and to obtain additional information which PSINet possesses or could acquire without unreasonable effort or expense.

                          (b)     IXC is acquiring or will acquire, as the case
may be, the IXC Shares (collectively the "Acquired Shares") for its own account, for investment, and not with a view to any resale or "distribution" thereof within the meaning of the Securities Act. IXC was not formed or organized for the purpose of acquiring the Acquired Shares.

                          (c)     IXC understands that because the Acquired
Shares have not been and will not be at the time of issuance registered under the Securities Act, it cannot dispose of any or all of the Acquired Shares unless the Acquired Shares are subsequently registered under the Securities Act or exemptions from such registration are available. IXC understands that each certificate representing the Acquired Shares will bear the following legend or one substantially similar thereto:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN IRU AND STOCK PURCHASE AGREEMENT, DATED AS OF JULY 22, 1997, A COPY OF WHICH IS AVAILABLE FOR INSPECTION, IN RELEVANT PART, AT THE PRINCIPAL OFFICES OF THE ISSUER.

                          (d)     IXC is sufficiently knowledgeable and
experienced in financial and business matters and in the making of investments so as to be able to evaluate the risks and merits of its investment in PSINet and the Acquired Shares and is able to bear the economic risk of loss of its entire investment in the Acquired Shares. IXC is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

                          (e)     IXC has been advised that the Acquired Shares
have not been, will not be at the time of issuance and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that PSINet in issuing the Acquired Shares is and will be relying upon, among other things, the representations and warranties of IXC contained in this
Section 14.6.

                 14.7 Disclosure; No Material Adverse Change. Neither IXC's parent's Annual Report on Form 10-K for the year ended December 31, 1996 nor any of IXC's parent's periodic reports filed with the Commission pursuant to the 1934 Act on or after March 31, 1997 (each, a "IXC Filing"), taken as a whole, as of the date of filing thereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made. IXC's parent used reasonable efforts, in good faith, to comply in all material respects with the requirements of the Commission as to the contents of such filings. Such filings, when they were filed with the Commission, conformed as to form in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder. IXC and IXC Carrier have sufficient net worth and capital resources and expect to have sufficient cash flow from their businesses in order for IXC to be able to perform its obligations under this Agreement, the other Transaction Documents and the Contribution Agreement and for IXC Carrier to be able to perform its obligations under the Contribution Agreement. Except as disclosed by IXC in public announcements or otherwise set forth in the IXC Disclosure Schedule, there has been no material and adverse change to the business, financial condition or results of operation of IXC and its subsidiaries taken as a whole since the date of the most recent IXC Filing.

                 14.8     IRUs:   At the Closing and throughout the Term, IXC
will have good and valid title to the Base IRU free and clear of all liens and encumbrances, and rights of third parties, except as created hereunder and those created after the date hereof and to an indefeasible right to use related facilities and equipment. In the case of the Long-Term Indivisible IRU and Short-Term Indivisible IRU, IXC, at the Closing and throughout the Term, will have, good and valid title free and clear of all liens and encumbrances, and rights of third parties, except as created hereunder. Pursuant to the Security Agreement, at Closing, IXC shall grant to PSINet a continuing, first priority perfected and exclusive security interest in the Collateral.

                 14.9 Available System. IXC Carrier has completed the fiber construction of, and has installed electronics (which may not include the electronics to be used to furnish the IRU Capacity) on, the portions of the Available System insofar as indicated on Exhibit A hereto. The Available System will have sufficient fiber capacity to satisfy IXC's obligations hereunder.

                 14.10 Stock Ownership. From the date hereof through and including the Closing Date and simultaneously with the Closing, neither IXC Communications, Inc. nor any of its controlled Affiliates nor any "group" (within the meaning of Section 13(d)(3) of the 1934 Act) of which IXC Communications, Inc. or any of its controlled Affiliates is a member nor, to IXC's knowledge, any of its Associates, is or will directly or indirectly be the "beneficial owner" (within the meaning of Rule 13d-3 under the 1934 Act) of any Voting Securities of PSINet or the "Beneficial Owner" of any PSINet securities within the meaning of PSINet's preferred stock purchase rights plan.

                 EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN THIS SECTION 14, IXC MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND IXC EXPRESSLY DISCLAIMS AND

EXCLUDES ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IXC MAKES NO WARRANTY TO PSINET OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY CABLE OR FIBERS OR ANY SERVICE OR BANDWIDTH PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED.


SECTION 15.      COVENANTS

                 15.1 Hart-Scott-Rodino. As soon as possible after the date hereof, each of PSINet and IXC shall cause its ultimate parent to prepare and file all documents with the Federal Trade Commission and the United States Department of Justice as is required to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("Hart-Scott-Rodino Act") and thereafter shall cause its ultimate parent to promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings.

                 15.2 Consents. Each of PSINet and IXC shall use its reasonable best efforts to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Sections 13.2, 13.6, 14.2 and 14.3 hereof; provided, however, that, except for filing fees required in connection with the parties' obligations under Section 15.1, above, neither PSINet nor IXC shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

                 15.3 Other Actions. Each of PSINet and IXC shall use its reasonable best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

                 15.4 Board Seat. So long as IXC owns 95% of all IXC Common Shares issued to IXC hereunder, on the Closing Date, PSINet's Chairman shall recommend that (i) PSINet's Board of Directors elect Ralph J. Swett to PSINet's Board of Directors effective as of the Closing Date, for a term expiring in 1998 or later and (ii) subject to the next sentence, such person be nominated to stand for election with the other nominated Board members at the 1998 Annual Meeting of PSINet (or, later annual meeting associated with the expiration of his term) for a term expiring no earlier than 2000 and for reelection thereafter at the applicable Annual Meetings of PSINet. At such time as IXC shall cease to own the requisite amount of IXC Common Shares, a resignation letter will be executed by Ralph J. Swett immediately and he shall immediately cease to serve as a member of PSINet's Board of Directors.

                 15.5 Restriction on Resale. PSINet shall not sell, swap, lease or otherwise transfer (including, without limitation, by way of a pledge, hypothecation or security interest) any Bandwidth obtained from IXC to any third party ("Transferee") except (i) to an Affiliate, or (ii) in connection with the offering of Internet connectivity services, as such services shall evolve and mature, or (iii) in connection with a bona fide financing arrangement with an unaffiliated third party and any foreclosure or similar sale in connection therewith; provided that in any such case, the Transferee shall agree to be subject to the terms of this Section
15.5. PSINet and each Transferee shall not use the Bandwidth acquired from IXC pursuant to this Agreement to provide any party (other than PSINet and its controlled U.S. affiliates for purpose of the aggregation of the customer traffic of PSINet and its controlled U.S. affiliates) any form of non-Internet telecommunications transport at a rate greater than DS-3 (45mbps) without the specific written approval of IXC. PSINet is specifically restricted from using the Bandwidth to deliver any analog or digitized long- distance switched telephone service or any substantially similar service, based on non-Internet telephone switching technologies, and only on such technologies, or private line service (such as DS-0, DS-1, DS-3, T-1, T-3, E-1, E-3, OC-3, OC- 12, OC-48, or any OC-N private line service), to any third party. Any pledge, hypothecation or security interest of or in the Bandwidth will be subject to the terms and conditions of this Agreement, including, without limitation, this section. PSINet will not compete during 1997 against IXC for * business, or for such other business opportunities introduced to PSINet by IXC as may be reduced to writing and acknowledged by PSINet, for services to be rendered in 1997 or thereafter, provided, however, that this sentence will not restrict PSINet from providing services contracted for prior to the date hereof.

                 Notwithstanding the foregoing, the restrictions set forth in this Section 15.5 will not apply to any Transferee which acquires any Bandwidth in connection with a Bankruptcy Proceeding filed or initiated by or against PSINet.

                 15.6     No Solicitation.

                          (a)  From the date hereof until three years after the
Closing Date, neither IXC nor any of its Affiliates will, directly or indirectly, either alone or in association with others in any part of the world induce, request, encourage or assist any employee of PSINet or its Affiliates to terminate his or her employment with PSINet, or to join with or become employed by, render services to or otherwise be engaged by IXC or any of its Affiliates in any direct or indirect capacity.

                          (b)  From the date hereof until three years after the
Closing Date, neither PSINet nor any of its Affiliates will, directly or indirectly, either alone or in association with others in any part of the world induce, request, encourage or assist any employee of IXC or its Affiliates to terminate his or her employment with IXC, or to join with or become employed by, render services to or otherwise be engaged by PSINet or any of its Affiliates in any direct or indirect capacity.

                          (c)     If, at the time of enforcement of Section
15.6, a court shall hold that the duration, scope, geographic area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, geographic area or other restrictions deemed reasonable under such circumstances by such court shall be substituted for the stated duration, scope, geographic area or other restrictions.

* Confidential material has been omitted and filed separately with the Securities and Exchange Commission

                 15.7 Transfer Matters. (a) If IXC or any controlled Affiliate of IXC that beneficially owns IXC Shares (collectively, the "Selling Shareholder") shall desire to sell or otherwise dispose of any or all of the IXC Shares beneficially owned by it (the "Offered Shares"), other than to IXC Carrier, after IXC Carrier has agreed in writing to be bound by the terms of this Section 15.7 and by Section 15.8, or pursuant to a pledge to an unaffiliated third-party lender ("Lender") in connection with a bona fide lending transaction or a foreclosure or similar sale in connection therewith (each, a "Pledge Transaction"), such Selling Shareholder shall first give written notice (the "Notice of Sale") to PSINet.

                 Upon the giving of any Notice of Sale, PSINet shall have a non-assignable, one-time, first option to purchase all (but not less than all) of the Offered Shares for cash at the Current Market Price at the date the Notice of Sale is given, which option must be exercised by giving notice of such exercise to the Selling Shareholder within 48 hours (excluding hours on Saturdays, Sundays or national holidays) after the receipt by PSINet of the Notice of Sale (the "Offer Acceptance Date"). Such notice of exercise shall constitute PSINet's binding, non-cancelable agreement to purchase the Offered Shares.

                 The closing of the purchase by PSINet of the Offered Shares shall take place within 30 days after the Offer Acceptance Date. PSINet shall designate the time and date of the closing which shall be held at the principal office of PSINet or such other place as may be mutually agreed upon between PSINet and the Selling Shareholder. At the closing, the Selling Shareholder shall duly assign and deliver to PSINet certificates representing the Offered Shares, with required transfer stamps attached, and PSINet shall pay the Selling Shareholder the purchase price (plus one-half the cost of all transfer stamps required) by wire transfer of same-day funds to an account designated by the Selling Shareholder.

                 If the right given to PSINet in this section shall not have been exercised as to the Offered Shares as set forth above, the Selling Shareholder shall have the right, at any time within three months after the expiration of such 48- hour period, to dispose of all of the Offered Shares. If by the end of such three-month period, the Selling Shareholder has not sold or otherwise disposed of all of the Offered Shares, the remaining Offered Shares shall not be sold by the Selling Shareholder except after compliance again with the provisions of this Section 15.7.

                          (b)     Notwithstanding any provision of this
Agreement to the contrary, during the six month period preceding or following the Additional Shares Determination Date and during the six month period following the Additional Shares Acceleration Date, neither IXC, IXC Communications, Inc. nor any controlled Affiliate of IXC Communications, Inc. shall sell, transfer, convey or otherwise dispose of any Common Stock of PSINet or any securities convertible into or exchangeable or exercisable for any shares of Common Stock of PSINet (each, an "Untimely Transfer"). PSINet's sole remedy with respect to an Untimely Transfer occurring during the six-month period prior to the Additional Shares Determination Date, shall be to delay payment to IXC and suspend PSINet's obligations to IXC under Section 3.5 as set forth in Section 15.7(c). This Section 15.7(b) shall not apply to a Pledge Transaction, so long as neither IXC nor any of its Affiliates do not intentionally breach the terms of the applicable pledge or any related financing agreement with the purpose of avoiding this Section 15.7(b).

                          (c)     Notwithstanding any provision of this
Agreement to the contrary, PSINet's obligations to pay or deliver any Additional Shares and/or cash, other securities or property pursuant to Section
3.5 to IXC shall be suspended in the event of, and for so long as there shall be continuing (i) a breach by IXC of a Material Provision, or a breach of
Section 15.8(a) or the Standstill Agreement claimed by PSINet to be material and which PSINet actively seeks to resolve through the dispute resolution procedures set forth in this Agreement or the Standstill Agreement, as applicable, or (ii) a breach by IXC or any of its Affiliates of the provisions of Section 15.7(a) or 15.7(b), until such breach has been cured (in the case of a breach of Section 15.7(b), until such breach has been cured for a period of at least fifty (50) consecutive trading days without an Untimely Transfer after the transaction giving rise to such breach).

                 15.8     Standstill Agreement.

                          (a) IXC covenants and agrees that each of it and IXC
Communications, Inc. shall not and shall not permit any controlled Affiliate of IXC Communications, Inc. and/or IXC to, without the prior approval of the Board of Directors of PSINet or as otherwise provided in this Agreement, (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or property of PSINet or any of its subsidiaries (except pursuant to Section 3 of this Agreement or by way of stock dividends, stock splits or other distributions by PSINet made available to holders of Voting Securities generally, including without limitation pursuant to a PSINet preferred stock purchase rights plan or pursuant to any similar plan or distribution, or as permitted pursuant to clause (ii)(C) of this Section 15.8),
(ii) propose (by itself or by or through any of its directors, executive officers, attorneys, investment bankers or other Person duly authorized to make such a proposal) or induce any other Person to propose, directly or indirectly,
(A) any merger or business combination involving PSINet or any of its subsidiaries, (B) the purchase or sale of any assets of PSINet or any of its subsidiaries or (C) the purchase of any Voting Securities, by tender offer or otherwise (except pursuant to the exercise of rights, warrants, options or similar securities distributed by PSINet to holders of Voting Securities generally, including without limitation pursuant to the exercise of rights pursuant to PSINet's preferred stock purchase rights plan), (iii) directly or indirectly solicit "proxies" or "consents" or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934
Act), or seek to advise or influence any Person with respect to the voting of any Voting Securities of PSINet or any of its subsidiaries, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any Voting Securities of PSINet or any of its subsidiaries, (v) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of Voting Securities, (vi) otherwise act, alone or in concert with others, to seek to control or influence (except as a customer or supplier in the ordinary course of business) the management, Board of Directors or policies of PSINet (provided, however, that so long as he is a director of PSINet, this clause (vi) shall not prohibit Ralph J. Swett from taking action and serving in his capacity as a director of PSINet in a manner consistent with the proper exercise of his fiduciary and other duties as a director of PSINet), (vii) disclose any intention, plan or arrangement inconsistent with the foregoing or
(viii) advise, assist or encourage any other Person in connection with any of the foregoing. Notwithstanding anything in this Section 15.8 to the contrary, so long as there shall not have occurred an IXC Change of Control, IXC shall be permitted to approach the Board of Directors of PSINet, directly or indirectly through its executive officers or its investment bankers for purposes of obtaining a waiver of its liabilities, obligations and commitments under clause (ii) of this Section 15.8(a). IXC agrees that the provisions of this Section 15.8 shall be binding upon its successors and assigns (other than resulting from a Pledge Transaction) and any permitted transferees of the IXC Shares who are controlled Affiliates of IXC Communications, Inc.

                          (b)     IXC shall be entitled to acquire such number
of shares of Common Stock of PSINet which, when added to the number of shares of Common Stock beneficially owned (excluding any rights IXC has hereunder to receive Additional Shares) by IXC, its Affiliates and their respective successors and assigns, would not exceed one share less than 20% of the then issued and outstanding shares of Common Stock of PSINet and such acquisition of Common Stock of PSINet under this Section 15.8(b) shall not, in and of itself, constitute a violation of Section 15.8(a).

                          (c)     Upon the request of IXC at any time, or from
time to time, PSINet shall issue and sell to IXC up to 100 shares of Common Stock at the then Current Market Price so long as such purchase does not cause IXC's beneficial stock ownership to exceed 20% of the then issued and outstanding shares of Common Stock of PSINet (it being understood that this Agreement and any action taken in connection herewith shall not constitute a waiver under any provision of PSINet's preferred stock purchase rights plan). Such issuance and sale of Common Stock under this Section 15.8(c) shall not, in and of itself, constitute a violation of Section 15.8(a).

                 15.9 Registration Rights Agreement. PSINet and IXC shall each execute and deliver to the other the Registration Rights Agreement attached hereto as Exhibit N at the Closing.

                 15.10 Non-Interference. IXC shall respect and not disturb PSINet's right to its use and quiet enjoyment of the Bandwidth and shall take all reasonable precautions against (and shall not knowingly use its Available System in a manner which could reasonably be expected to result in) any interference by IXC with respect to such use and quiet enjoyment. IXC shall have no right to use any of the Bandwidth during the Term. Neither IXC nor PSINet shall knowingly use any electronics or technologies which could reasonably be expected to subject risk of damage to the other party's fibers, electronics or optronics. IXC shall use such care in performing its obligations under this Agreement that equal or exceed that which is normal and customary in the telecommunications industry.

                 15.11 Use of Marks. Except as provided herein or by advance written consent of the other Party, each of IXC and PSINet agrees not to (i) display or use, in advertising or otherwise, any of the other's Marks,
(ii) permit any Affiliate to display or use any of the other's Marks, or (iii) give permission to display or use any of the other's Marks to any Third Party. Any use by one Party of any of the other's Marks shall be subject to such other Party's advance approval in writing, in its discretion, subject to compliance with guidelines provided by it. Neither Party shall claim ownership or any other rights in any of the other's Marks. Upon termination or expiration of this Agreement, any and all rights or privileges granted by IXC or PSINet to use any Marks shall immediately expire and each Party shall immediately discontinue the use of such Marks. Nothing herein shall preclude either Party from making factual references to the other in government filings, disclosure documents and other public statements, except as otherwise set forth in the IRU Agreement.

SECTION 16.      CONDITIONS PRECEDENT TO CLOSING

                 Each party shall not be obligated to proceed with the Closing, unless and until the following conditions shall have been fulfilled or waived by the applicable party:

                 16.1 Approvals. Unless waived by each party, each of PSINet and IXC shall have obtained all consents and approvals by (a) governmental authorities that are necessary for the consummation of the transactions contemplated hereby (including, without limitation, expiration or termination of all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act, and the effectiveness of any registration statement under the Securities Act of 1933 required prior to the Closing in connection with the reincorporation of PSINet in the State of Delaware; and (b) any other Person necessary for the consummation of the transactions contemplated by this Agreement. Each party shall work with the other to acquire any permits or licenses required to be obtained by the other party; provided, however, except as may be required pursuant to Section 15.1, above, neither party shall be required to make any payment or assume any liability in connection therewith.

                 16.2 Reincorporation. PSINet shall have reincorporated in the State of Delaware by merging into Newco pursuant to documents satisfactory to IXC and PSINet.

                 16.3 Shareholder Approval. Unless waived by each party, PSINet shall have obtained all approvals of its shareholders which are required in connection with the execution, delivery and performance of this Agreement, including, without limitation, approval of the reincorporation of PSINet in the State of Delaware and the issuance of the IXC Shares to IXC as provided in this Agreement.

                 16.4 Appraisal Rights. Unless waived by PSINet, the reincorporation of PSINet in the State of Delaware shall not give rise to the exercise of statutory appraisal rights involving an aggregate amount greater than $2,000,000.

                 16.5       Fairness Opinions.

                            (a)   Unless waived by PSINet, there shall have
been delivered to PSINet an opinion of independent investment bankers selected by PSINet, in form and substance satisfactory to PSINet, (i) as to the fairness to PSINet and its stockholders from a financial point of view of the issuance of the IXC Shares and the consummation of the transactions contemplated by, and in connection with, this Agreement and (ii) as to the value of the IRUs being granted by IXC to PSINet and the securities being issued or issuable by PSINet to IXC pursuant to this Agreement.

                            (b)   Unless waived by IXC, there shall have been
delivered to IXC an opinion of independent investment bankers selected by IXC, in form and substance satisfactory to IXC, as to the fairness to IXC from a financial point of view of the transactions contemplated by, and in connection with, this Agreement.

                 16.6 Consent of Bondholders. Unless waived by IXC, IXC shall have obtained, upon terms acceptable to IXC, all approvals of its bondholders which are required in connection with the execution, delivery and performance of this Agreement and the transactions contemplated by, and in connection with, this Agreement.

                 16.7 Contribution Agreement. The Contribution Agreement, in form and substance satisfactory to PSINet and IXC, shall have been executed and delivered by each of Carrier and IXC.

                 16.8 Material Adverse Effect. Unless waived by each party, no Material Adverse Effect shall have occurred with respect to either party, Carrier or IXC Communications Inc. from the date hereof through the Closing.

                 16.9 Acquisition of PSINet. Unless waived by IXC, prior to the Closing, no Person shall have acquired or agreed to acquire more than 50% of the outstanding common stock of PSINet.

                 16.10 Preferred Stock Purchase Plan Amendment. Unless waived by each party, PSINet shall have entered into an amendment to its preferred stock purchase rights plan on or before August 1, 1997, satisfactory to IXC and PSINet, providing, among other things, for purposes: (i) of the definitions of "Acquiring Person", "Beneficial Owner" and "Beneficial Ownership"; and (ii) of the definitions of "Associate" and Affiliate" of an Acquiring Person:

                 (i) no Person shall be deemed to be an "Affiliate" or "Associate" (as such terms are used in the preferred stock purchase rights plan) of IXC, IXC Communications, Inc. or any controlled Affiliate of IXC or IXC Communications, Inc. (collectively, the "IXC Parties") except for other IXC Parties and no IXC Party will be deemed to be an "Affiliate" or "Associate" of any Person except for other IXC Parties; and

                 (ii) no Person (except for other IXC Parties) shall be deemed to be the Beneficial Owner (as such term is used in the preferred stock purchase rights plan) of shares of Common Stock owned by any IXC Party and no IXC Party shall be deemed to be the Beneficial Owner of shares of Common Stock owned by any Person (other than other IXC Parties);

unless, in any such case, any IXC Party and such Person: (A) are members of a "group" within the meaning of Rule 13d-5 under the 1934 Act for or in furtherance of the purpose of (x) acquiring, holding, voting or disposing of securities of PSINet, (y) seeking to control the management, Board of Directors or policies of PSINet, or (z) effecting or seeking to effect any action, transaction, change or matter referred to in any one or more of clauses (a) through (j) of Item 4 of Securities and Exchange Commission Schedule 13D as in effect on May 8, 1996, or (B) otherwise are, or shall be deemed to be, acting in concert for or in furtherance of any such purpose.

                 Furthermore, such amendment shall provide that such amended provisions of the preferred stock purchase rights plan cannot be further amended without the written consent of IXC, in a way that materially adversely affects any IXC Party (it being agreed that PSINet and its Board of Directors generally have the right to amend, modify or waive provisions of the preferred stock purchase rights plan insofar as they may relate to the approval of transactions with and other matters involving parties other than IXC regardless of whether such transaction or matter could result in a change of ownership or control of PSINet or its businesses or operations or any of its controlled Affiliates, the composition of the Board of Directors of PSINet or similar fundamental corporate change or change of relative ownership of Common Stock).

                 As promptly as practicable upon fulfillment or waiver of the conditions set forth in this Section 16, PSINet and IXC agree to execute a certificate certifying that such conditions have been satisfied or waived and that the Closing Date has occurred.


SECTION 17. THE CLOSING. On the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the grant of the PSINet Fiber IRU and the IRU in the IRU Capacity and the sale and purchase of the IXC Shares hereunder (the "Closing") shall take place at the offices of PSINet or such other place, time and date as may be mutually agreed to by the parties as soon as possible after the conditions of Section 16 have been fulfilled.

                 17.1 Deliveries by PSINet. At the Closing, PSINet shall deliver the following:

                            (a)   The certificates representing the IXC Initial
Common Shares;

                            (b)   A legal opinion of Nixon, Hargrave, Devans &
Doyle LLP, counsel to PSINet, as may be reasonably requested by IXC and mutually agreed to by the parties;

                            (c)   An Officer's Certificate as may be reasonably
requested by IXC and mutually agreed to by the parties; and

                            (d)   The executed Registration Rights Agreement
contemplated by Section 15.9, above.

                 17.2 Deliveries by IXC. At the Closing, IXC shall deliver the following:

                            (a)   An Officer's Certificate as may be reasonably
requested by PSINet and mutually agreed to by the parties;

                            (b)   The executed Registration Rights Agreement
contemplated by Section 15.9, above;

                            (c)   A legal opinion of Riordan & McKinzie,
counsel to IXC, as may reasonably requested by PSINet and mutually agreed to by the parties;

                            (d)   The Security Agreement and such UCC
statements and other instruments as may be deemed reasonably necessary by PSINet to effect the grant of security interests pursuant to Section 1; and

                            (e)   Such other instruments, documents and
certificates as are reasonably requested by PSINet to effect the grant of the indefeasible rights of use hereunder.

                 17.3 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party, or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of two years from the Closing; provided, however, that each party hereby represents and warrants to the other party that it has no actual knowledge as of the date hereof or as of the Closing of any breach of any representation or warranty by such other party (as contrasted with knowledge solely of a fact which may give rise to any such breach).


SECTION 18.      TERMINATION

                 18.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                            (a)   by the written agreement of PSINet and IXC;
or

                            (b)   by PSINet or IXC if the conditions set forth
in Section 16 of this Agreement, through no fault of the terminating party, have not been satisfied on or prior to November 25, 1997 (as such date may be extended by mutual agreement of the parties); or

                            (c)   by PSINet or IXC if any decree, permanent
injunction, judgment, order or other action by any court of competent jurisdiction or any governmental authority preventing or prohibiting consummation of the transactions contemplated by this Agreement shall have become final and nonappealable.

                 18.2 Effect of Termination. Upon termination of this Agreement pursuant to Section 18.1, above, this Agreement shall thereafter become void and have no effect, and neither party hereto shall have any liability to the other party in respect thereof, except that nothing herein shall relieve either party from liability for any material breach of this Agreement, including a breach covering the failure to use reasonable efforts to satisfy the conditions set forth in Section 16; provided, however, neither party shall have any liability arising out of any termination by reason of the failure of the conditions set forth in Section 16 to have been satisfied.


SECTION 19.      GENERAL PROVISIONS

                 19.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

                 "Accepted": means that PSINet has tested Bandwidth and found it to satisfy the specifications contained in Exhibit F hereto and thereafter, accepted it in accordance with Exhibit F hereto.

                 "Access Right": as defined in Section 7.4(b).

                 "Additional Shares Value": means, as of the applicable date of calculation, an amount equal to the difference, if greater than zero, between
(A) $240,000,000 and (B) the IXC Common Shares Value determined as of the applicable date of calculation.

                 "Affiliate": of a Person means any Person which directly or indirectly controls, is under common control with, or is controlled by, such Person, where "control" means the power and ability to direct the management and policies of the controlled Person through the ownership of voting shares of the controlled Person or by contract or otherwise. Notwithstanding the foregoing, Trustees of General Electric Pension Trust and Grumman Hill Investments, L.P. and Grumman Hill Associates, Inc. shall not be deemed to "control" or be "under common control" with, or to be Affiliates of IXC and PSINet shall not be deemed to be "controlled by" or "under common control with" IXC.

                 "Aggregate Fair Market Value": with respect to a combination of cash and Additional Shares as of a date of determination, means the sum of
(i) such cash and (ii) the product of the Common Stock Price as of such date and the number of such Additional Shares.

                 "Approved Subcontractor": shall mean (i) any person so approved by IXC (which approval shall not be unreasonably withheld, conditioned or delayed), (ii) the relevant equipment manufacturer or (iii) any authorized service agent of the relevant equipment manufacturer.

                 "Associates" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, but shall exclude Trustees of General Electric Pension Trust, Grumman Hill Investments, L.P. and Grumman Hill Associates, Inc.

                 "Authorized Representative": as defined in Section 10.1 of this Agreement.

                 "Available": of a Bandwidth Unit, means that IXC has tested the Bandwidth Unit in accordance with Exhibit F hereto, the Bandwidth Unit performed in accordance with the specifications set forth thereon, and the Bandwidth Unit is thereafter made available for use by PSINet in accordance with such specifications.

                 "Available System": as defined in Section 1.2 of this Agreement.

                 "Bandwidth":  one or more Bandwidth Units.

                 "Bandwidth Unit": a particular DS-3, OC-3, OC-12 or OC-48.

                 "Bankruptcy Proceeding": as defined in Section 7.4(a) of this Agreement.

                 "Barter Capacity": DS-3 capacity IXC has received from other carriers through barter or swap arrangements.

                 "Carrier": as defined in the recitals to this Agreement.

                 "Closing": as defined in Section 17 of this Agreement.

                 "Closing Date": the date of the Closing.

                 "Collateral": as defined in Section 1.3 of this Agreement.

                 "Collocation Agreement": the agreement in the form attached hereto as Exhibit C which is to be executed and delivered by IXC and PSINet at the Closing.

                 "Commission": as defined in Section 13.5 of this Agreement.

                 "Common Stock": Common Stock, par value $.01 per share, of PSINet or par value $.0001 per share of Newco, as applicable.

                 "Common Stock Price": means (i) the average closing market price per share of the Common Stock or, if applicable, the Successor Stock, as reported by The Nasdaq Stock Market or the principal securities exchange on which the Common Stock or, if applicable, the Successor Stock, shall then be listed over the 20 trading day period immediately preceding the applicable date of calculation, weighted by the average trading volume of the Common Stock or, if applicable, the Successor Stock, as reported by The Nasdaq Stock Market or the principal securities exchange on which the Common Stock or, if applicable, the Successor Stock, shall then be listed on each day of such 20 trading day period, or (ii) if the Common Stock, or, if applicable, the Successor Stock, is not as of the applicable date of calculation listed on The Nasdaq Stock Market or any securities exchange, the price per share of the Common Stock or, if applicable, the Successor Stock, on the applicable date of calculation as determined by mutual agreement of PSINet and IXC or, in the case of the Successor Stock, by mutual agreement of the issuer of such Successor Stock and IXC.

                 "complete": with respect to a fiber route, means the fiber, optronics and electronics in the route have been installed and tested and are ready for commercial use ("completed" and "completion" have correlative meanings.)

                 "Cure Period": as defined in Section 7.4(a) of this Agreement.

                 "Current Market Price": as of a date means the closing price as publicly reported on the Nasdaq Stock Market (or, if not available on such market, on the principal trading market) of the Common Shares of PSINet as of 4:00 p.m. Eastern Time on such date.

                 "Deemed Accepted": means Bandwidth on the Available System made Available to PSINet which meets the specifications for acceptance thereof by PSINet set forth in Exhibit F to this Agreement and which has not been Accepted by PSINet after the receipt by PSINet of a notice, given by IXC to PSINet in accordance with the terms of Section 19.5 of this Agreement, that IXC has made such Bandwidth so Available.

                 "Delivery Completion Date": the date by which IXC has delivered to PSINet and PSINet has Accepted 10,000 OC- 48 Equivalent Miles of Bandwidth.

                 "DS-3": means a circuit meeting the specifications set forth in AT&T Technical Reference Pub. 54014 Addendum 1, November 1992 and Bellcore TB-NWT-608499, Issue 5, December 1993.

                 "DS-3 Equivalent Mile": means one-forty eighth of an OC-48 Equivalent Mile.

                 "Excess Miles": as defined in Section 2.2 of this Agreement.

                 "Hart-Scott-Rodino Act": as defined in Section 15.1 of this Agreement.

                 "Indemnifying Party": as defined in Section 9 of this Agreement.

                 "Internet": The global network of interconnected commercial, educational and governmental computer networks that utilize a protocol that allow computers with different architectures and operating system software to communicate thereon, as the same may evolve and mature.

                 "Internet Services Agreement": as defined in the recitals to this Agreement.

                 "IRU Capacity": as defined in Section 1.2 of this Agreement.

                 "IXC Bankruptcy Proceeding": a Bankruptcy Proceeding filed or initiated by or against IXC.

                 "IXC Change of Control": (i) the shareholders of IXC approve an agreement for the sale of all or substantially all of the assets of IXC; or
(ii) the shareholders of IXC approve a merger or consolidation of IXC with any other corporation, other than (A) a merger for consideration which would result in the voting securities of IXC outstanding immediately prior thereto continuing to represent more than 80% of the combined voting power of the voting securities of IXC, or such surviving entity, outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of IXC (or similar transaction) in which no "person" (as defined below) acquires more than 20% of the combined voting power of IXC's then-outstanding securities; or (iii) any "person," as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (A) IXC or (B) the shareholders of IXC, or any corporation owned by the shareholders of IXC, in substantially the same proportions as their ownership of stock of IXC) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of IXC representing more of than 50% of the combined voting power of IXC's then outstanding securities.

                 "IXC Common Shares": means such number of shares of Common Stock (as adjusted for any stock splits, stock dividends, recapitalizations or similar events after the Closing Date) issued and sold by PSINet to IXC on the Closing Date pursuant to this Agreement.

                 "IXC Common Shares Value": means the aggregate fair market value of the IXC Common Shares determined as of the applicable date of calculation, based on the Common Stock Price as of such date, including, if applicable, for purposes of such calculation, in the event a Merger or Other Reorganization Event shall have occurred on or prior to such date in connection with which there shall have been issued or delivered to the holders of the Common Stock, in addition to or in lieu of any Successor Stock, other securities or property, the fair market value as of the applicable date of calculation of such other securities or property received by IXC and/or any of its Affiliates and Associates in consideration for the IXC Common Shares then owned by them (such fair market value to be initially determined by the board of directors, general partners or board members, as applicable of the successor Person resulting from such Merger or Other Reorganization Event). In the event IXC disagrees with such determination of fair market value, such fair market value shall be determined by arbitration pursuant to Section 19.14.

                 "IXC Initial Common Shares": as defined in Section 3.2 of this Agreement.

                 "IXC Fibers": as defined in Section 1.1 of this Agreement.

                 "IXC Filing":  as defined in Section 14.7 of this Agreement.

                 "Long-Term Indefeasible IRU": as defined in Section 1.3 of this Agreement.

                 "Maintainable Equipment" shall mean the electrical, electronic and optronic equipment which is utilized in delivering the PSINet Fiber IRU and the IRU in the IRU Capacity to PSINet (a) including regeneration, op/amp, and fiber terminating equipment, and multiplexing equipment but (b) excluding fiber in any fiber optic cable.

                 "Material Adverse Effect": a material adverse effect on the condition, financial or otherwise, or operating results of a Person and its subsidiaries taken as whole.

                 "Material Provision": any provision of this Agreement or of any of the Transaction Documents (including, without limitation, payment provisions but excluding, in and of itself, any Bankruptcy Proceeding) the breach of which by one party is determined by an arbitration pursuant to
Section 19.14 to constitute a material adverse effect on the use and enjoyment by the other party of the benefits of such agreement.

                 "Marks": shall mean trade names, logos, trademarks, trade devices, trade dress, service marks, symbols, abbreviations or registered marks, or contractions or simulations thereof, or any other indicia or origin.

                 "Merger or Other Reorganization Event": means a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares) or a merger or consolidation of PSINet with or into another Person or the sale of all or substantially all of PSINet's properties and assets to any other Person.

                 "Monetary Default": as defined in Section 7.4 (a) of this Agreement.

                 "Newco":  as defined in the recitals to this Agreement.

                 "1934 Act": means the U.S. Securities Exchange of 1934, as amended, and the rules and regulations thereunder.

                 "Notice of Default": as defined in Section 7.4(a) of this Agreement.

                 "Notice of Sale": as defined in Section 15.7 of this Agreement.

                 "OC-3": means OC-3 SONET optical transmission capacity meeting the applicable specifications set forth in Exhibit F hereto.

                 "OC-12": means OC-12 SONET optical transmission capacity meeting the applicable specifications set forth in Exhibit F hereto.

                 "OC-12 Equivalent Mile":  one-quarter of an OC-48 Equivalent
Mile.

                 "OC-48": means OC-48 SONET optical transmission capacity meeting the applicable specifications set forth in Exhibit F.

                 "OC-48 Equivalent": 1 OC-48, 4 OC-12s, 16 OC-3s or 48 DS-3s.

                 "OC-48 Equivalent Mile": 1 Route Mile of OC-48 capacity, 4 Route Miles of OC-12 capacity, 16 Route Miles of OC-3 capacity or 48 Route Miles of DS-3 capacity.

                 "Offer Acceptance Date": as defined in Section 15.7 of this Agreement.

                 "Offered Shares": as defined in Section 15.7 of this Agreement.

                 "On-net": refers to any circuit which IXC is able to deliver on the Available System as then completed.

                 "Original Services Activation Date": the Service Activation Date of a Bandwidth Unit, or, in the event the Bandwidth Unit is the result of the Reconfiguring of one or more other Bandwidth Units, the earliest Service Activation Date of any such Bandwidth Units.

                 "Person": any individual, corporation, partnership, firm, joint venture, association, limited liability company, trust, unincorporated organization or other entity.

                 "POPs": those IXC locations listed in Exhibit K hereto (as expanded by IXC from time to time.)

                 "PSINet Fiber IRU": as defined in Section 1.1 of this Agreement.

                 "PSINet Filing": as defined in Section 13.5 of this Agreement.

                 "Reconfigure": to swap Bandwidth between two points for lesser, equal or greater amount of Bandwidth between such points or elsewhere.

                 "Reduction Mile": as defined in Section 1.4 of this Agreement.

                 "Requested Delivery Date": as to Bandwidth, the date requested by PSINet that IXC make such Bandwidth Available, as set forth in the applicable Bandwidth Order and as applicable as modified by IXC pursuant to
Section 4.2.

                 "Rights-of-Way": all rights, licenses, authorizations (including, without limitation, any sate, local, tribal or federal authorizations or permits (including, without limitation, environmental permits)), rights-of-way, easements, landlord consents and other agreements now existing or hereafter arising which are necessary for (i) the use of poles, conduit, cable, wire or other physical plant facilities relating to or used in connection with the PSINet Fiber IRU and the capacity IRU granted to PSINet hereunder and (ii) the installation, use and quiet enjoyment of the PSINet Fiber IRU and the capacity IRU granted to PSINet hereunder.

                 "Route Mile": one mile of the actual geographic length of the fiber route.

                 "Securities Act": the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                 "Selling Shareholder": as defined in Section 15.7 of this Agreement.

                 "Service Activation Date": with respect to a Bandwidth Unit, the date the Bandwidth Unit is first Accepted by PSINet.

                 "Shortfall Mileage": the amount of Route Miles by which the length of the Available System is less than 10,000 miles.

                 "Short-Term Indefeasible IRU": as defined in Section 2.3 of this Agreement.

                 "Six-Month Period": any six-month period starting October 1 or April 1 of any year.

                 "Standstill Agreement": the Standstill Agreement of even date hereof from IXC Communications, Inc. to PSINet.

                 "Successor Stock": means the capital stock or other equity securities of any Person issuable to the holders of the Common Stock in connection with any Merger or Other Reorganization Event.

                 "Term": as defined in Section 6.1 of this Agreement.

                 "Total Bandwidth": means 10,000 OC-48 Equivalent Miles of Bandwidth on the Available System to be made Available to PSINet pursuant to the terms of this Agreement.

                 "Transaction Documents": this Agreement, the Registration Rights Agreement, the Security Agreement, the Standstill Agreement, the Internet Services Agreement and each of the agreements, instruments and documents executed and delivered by PSINet or IXC pursuant to this Agreement, but not including the Newco Certificate of Incorporation and By-laws, the amendment to PSINet's preferred stock purchase rights plan or the Contribution Agreement.

                 "Voting Securities" the Common Shares and any other securities of PSINet as may from time to time be entitled to vote for the election of directors of PSINet without regard to any event or occurrence.

                 19.2 Amendments, Waivers and Consents. For purposes of this Agreement and the Transaction Documents, except as otherwise specifically set forth herein or therein, no course of dealing between PSINet and IXC and no delay on the part of either party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived or amended other than by a written instrument signed by the party so waiving or amending such covenant or other provision.

                 19.3 Section Headings. The table of contents and section headings in this Agreement have been inserted for reference purposes only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

                 19.4 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document.

                 19.5 Notices. All notices, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, the next business day after delivered to a nationally recognized overnight courier for next business day delivery, when transmitted by facsimile or five (5) days after sent by registered or certified mail, return receipt requested, to the parties (and to the Persons receiving copies thereof) at the following addresses or facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                 If to IXC to:

                  IXC Internet Services, Inc.
                  5000 Plaza on the Lake, Suite 200
                  Austin, TX  78746
                  Attention:  Chairman
                  Facsimile: (512) 328-0239


                 With copies to:

                 IXC Communications, Inc.
                 5000 Plaza on the Lake, Suite 200
                 Austin, IXC  78746
                 Attention:  General Counsel
                 Facsimile: (512) 328-7902

                  Riordan & McKinzie
                  695 Town Center Drive, Suite 1500
                  Costa Mesa, California 92626
                  Attention: Michael P. Whalen
                  Facsimile: (714) 549-3244

                 If to PSINet to:

                  PSINet Inc.
                  510 Huntmar Park Drive
                  Herndon, Virginia  20170
                  Attention:  Chairman
                  Facsimile:  (703) 904-1608

                 With a copy to:

                  PSINet Inc.
                  510 Huntmar Park Drive
                  Herndon, Virginia  20170
                  Attention:  General Counsel
                  Facsimile:   (703) 904-9527

                  and to:

                  Nixon, Hargrave, Devans & Doyle LLP
                  437 Madison Avenue
                  New York, New York  10022
                  Attention:  Richard F. Langan, Jr.
                  Facsimile:  (212) 940-3111

                 19.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that notwithstanding the foregoing, (i) as permitted by, and subject to the provisions of, Section 15.5 hereof, PSINet shall have the right to sell, swap, lease, assign or otherwise transfer all or a portion of its rights in any of the IRU's to any person who agrees in writing with IXC to be bound by Section
15.5 and this Section 19.6, (ii) each party shall have the right to pledge, assign or otherwise transfer this Agreement and its rights hereunder, in whole or in part, as collateral security to any lender, and (iii) each party shall have the right to assign or transfer this Agreement and its rights hereunder, in whole or in part, to its parent or to any direct or indirect wholly-owned subsidiary of that party or to any Person into which that party may be merged or consolidated or which purchases all or substantially all of the assets of that party; provided, however, that (a) such parent, subsidiary or Person agrees to be bound by the terms of this Agreement (including, without limitation, all provisions binding upon the assigning or transferring party) and (b) any such assignment or transfer shall not relieve that party from any liability or obligation under this Agreement.

                 19.7       Severability; Specific Performance.

                            (a)   Whenever possible, each provision of this
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

                            (b)   Each of PSINet and IXC recognizes and affirms
that in the event of breach by it or any controlled Affiliate of any of the provisions of Section 15.6, 15.7, or 15.8 money damages would be inadequate and the other party would have no adequate remedy at law. Accordingly, each party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other parties' obligations under
Section 15.6, 15.7 or 15.8 not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions thereof (including, in the case of Section 15.6, the extension of the 3-year period by a period equal to (i) the length of the violation of Section 15.6 plus (ii) the length of any court proceedings necessary to stop such violation). In the event of a breach or violation by a party of any of the provisions of Section 15.6, the running of the 3-year period (but not of the party's obligations under Section 15.6) shall be tolled during the continuance of any actual breach or violation.

                 19.8 Expenses. Except as otherwise provided in this Agreement, each party shall bear its own costs and expenses (including attorney's fees), and all taxes imposed upon it under applicable law, in connection with the negotiation, execution and performance of this Agreement and each other agreement, document and instrument contemplated by this Agreement and in connection with the consummation of the transactions contemplated hereby and thereby and all obligations required to be performed by each of them hereunder and thereunder.

                  PSINet shall pay all sales, use and excise taxes related to the Bandwidth and services provided by IXC under this Agreement and any other taxes related to the Bandwidth and services under this Agreement which are by the terms of the relevant statute or ordinance imposed upon PSINet; provided that, where permitted, PSINet may provide sale or resale exemption certificates to IXC. In no event shall PSINet be obligated to pay income taxes levied upon IXC's income or any real or personal property taxes assessed against IXC or IXC's property, including any gross receipts taxes assessed in lieu of income or property taxes, provided that, if the terms of the relevant statute or ordinance imposes such gross receipts tax upon PSINet, then PSINet shall be liable for such tax. PSINet shall pay IXC said gross receipts taxes when they become due provided that the taxes are invoiced and included as a separate line item on the same invoice that is subject to such tax. IXC shall pay any such tax not invoiced to PSINet at the time such tax is incurred.

                 19.9 Integration. This Agreement, including the exhibits, documents and instruments referred to herein constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement between the parties dated as of May 14, 1997.

                 19.10 Schedules. The disclosure of information in the PSINet Disclosure Schedule, the IXC Disclosure Schedule, in any other Schedule or any Exhibit hereto shall be deemed to be disclosure in each other Schedule hereto. The inclusion of any information in the PSINet Disclosure Schedule, the IXC Disclosure Schedule, or any Schedule hereto shall not be deemed to be an admission by PSINet or IXC that such information is material or outside the ordinary course of business.

                 19.11 Public Announcements. Neither party shall publish or use any advertising, sales, promotions, or other publicity materials that use the other party's name, logo, trademarks or service marks without the prior written approval of the other party. Each party shall have the right to review, comment upon and approve any publicity materials, press releases or other public statements by the other that refer to, or that describe any aspect of, this Agreement made prior to, or within 90 days after, the Closing; provided, however, that with respect to IXC's consent solicitation and to disclosure documents required under the 1934 Act, subject to the last sentence of this Section 19.11, each party shall only have the right to prior review and to comment upon the other party's documents. Each party agrees that it will not issue any such publicity materials, press releases or public statements without the prior written approval of the other party. Nothing in this Agreement establishes a license for either party to use any of the other party's brands, marks, or logos without the prior written approval of the other party. The provisions of this section shall survive termination of this Agreement for a period of two years, except for the last sentence hereof which shall survive for the Term. IXC and PSINet shall cooperate to request confidential treatment as may be mutually agreed by them with respect to certain terms of this Agreement, the Transaction Documents and transactions contemplated hereby and thereby in any filing with the Commission, any other governmental authority or any securities exchange or stock market.

                 19.12 Interpretation. The parties acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to both parties hereto, regardless of which party was generally responsible for the preparation of this Agreement or any provision hereof.

                 19.13 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware without reference to its principles of conflicts of law.

                 19.14      Dispute Resolution.

                            (a)   If any controversy or claim arises out of or
relates to this Agreement or with respect to an alleged breach of the terms hereof, subject to Section 19.7, above, PSINet and IXC shall seek to resolve the matter amicably through discussions between themselves. The parties shall attempt to resolve all controversies, claims or breaches at the operational level, and in the event a resolution cannot be reached, such controversy, claim or breach will be referred progressively to higher levels within each party, to their respective chairpersons. If the parties fail to resolve such controversy, claim or breach within thirty (30) days by amicable arrangement and compromise, either party may seek arbitration as set forth below but only within four years of the occurrence of the events giving rise to, or the accrual of, such controversy, claim or breach.

                            (b)   Except as provided in Section 19.7, above,
any controversy or claim arising out of or in relating to this Agreement, or a breach of this Agreement, shall be finally settled by binding arbitration in Chicago, Illinois in accordance with the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"), as amended by this Agreement. If possible, the parties shall appoint by mutual agreement, as the arbitrator, an attorney experienced in telecommunications, securities law and transactional matters.
If such agreement cannot be reached, the arbitrator shall be such type of attorney and shall be chosen under the Endispute Rules. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise or except as provided in Section 7.2. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provision and the arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The arbitrator's decision shall follow the plain meaning of relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

                 19.15 Relationship of the Parties. This Agreement and the Transaction Documents shall not be deemed to cause either party hereto to be deemed the agent or partner of the other party and neither party shall have the right to bind the other. This Agreement shall not be interpreted to impose any limitation or restriction on IXC's ability to enter the Internet business or to acquire Internet-related companies or to enter into agreements with other Internet companies.

                 19.16 Laws and Licenses. This Agreement is subject to all applicable federal, state and local laws, regulations, rulings and orders of governmental agencies, including, but not limited to, the Communications Act of 1934 as amended by the Telecommunications Act of 1996, and the rules and regulations of the FCC.

                 19.17 Facsimile Delivery. This Agreement may be delivered by facsimile transmission of an executed counterpart signature page hereof, and after attachment of such transmitted signature page to a copy of this Agreement, such copy shall have the same effect and evidentiary value as copies delivered with original signatures. Any party delivering this Agreement by facsimile transmission shall deliver to the other party, as soon as practicable after such delivery, an original executed counterpart signature page of this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                       IXC Internet Services, Inc.


                                       By: /s/ RALPH J. SWETT
                                           -----------------------------------
                                           Name:   Ralph J. Swett
                                           Title:  Chairman, President and CEO


                                       PSINet Inc.

                                        By:  /s/ WILLIAM L. SCHRADER
                                            ----------------------------------
                                            Name:  William L. Schrader
                                            Title: Chairman, President and CEO

                                     PSINet
                                  Exhibit List


Exhibit A                 Available System

Exhibit B                 Security Agreement

Exhibit C                 Collocation and Interconnection Agreement

Exhibit D                 Newco Common Stock Percentage Determination

Exhibit E                 Associated Services

Exhibit F                 OC-N Specifications and Testing Standards

Exhibit G                 PSINet's Bandwidth Forecast

Exhibit G-1               Initial Order

Exhibit H                 Multiplexing Fees

Exhibit I                 Reconfiguration Fees

Exhibit J                 Newco Certificate of Incorporation

Exhibit K                 POP Space

Exhibit L                 PSINet Disclosure Schedule

Exhibit M                 IXC Disclosure Schedule

Exhibit N                 Registration Rights Agreement

                                   EXHIBIT A


                                Available System


                                     [MAP]

                                   EXHIBIT B

                                    EXHIBIT B
                                       TO
                        IRU AND STOCK PURCHASE AGREEMENT

                        SECURITY AGREEMENT AND ASSIGNMENT

        THIS SECURITY AGREEMENT AND ASSIGNMENT, dated as of __________, 1997, is made by and between IXC Internet Services, Inc. a Delaware corporation (hereinafter, together with its successors and assigns, "IXC"), and PSINet Inc., a New York corporation (hereinafter, together with its successors and assigns, "PSINet" or the "Secured Party"). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain IRU and Stock Purchase Agreement entered into as of July 22, 1997 (as amended, supplemented or modified, the "Purchase Agreement").

                             PRELIMINARY STATEMENTS:

        A. IXC and PSINet are parties to the Purchase Agreement pursuant to which, among other things, PSINet has acquired the PSINet Fiber IRU and the IRU Capacity from IXC and IXC has acquired from PSINet 19.99999% of the total outstanding shares of Common Stock of PSINet.

        B. Pursuant to the Purchase Agreement, IXC has agreed to execute and deliver this Security Agreement and to grant to PSINet a security interest in the Collateral (as hereinafter defined) as security for IXC's obligation to provide the PSINet Fiber IRU and IRU in the IRU Capacity.


        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                A G R E E M E N T

        1. Defined Terms. As used in this Security Agreement the following terms have the following meanings, unless the context otherwise requires:

           "Collateral" has the meaning assigned to it in Section 2 of this Security Agreement.

           "Default" means a default under the Purchase Agreement that remains uncured following the expiration of any applicable cure period and that materially and adversely affects the use and enjoyment of the PSINet Fiber IRU or the IRU in the IRU Capacity by PSINet.

           "GAAP" means generally accepted accounting principles in the United States of America from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by any successor entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination.

           "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Security Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

           "Lien" means any mortgage, pledge, charge, security interest or other encumbrance.

           "Permitted Liens" means (i) any Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, and (ii) materialmen's and mechanic's Liens and other similar Liens arising in the ordinary course of business, which are being contested in good faith by appropriate proceedings or are paid within 60 days from the creation thereof, and which do not impair the use and enjoyment by PSINet of the PSINet Fiber IRU and/or the IRU in the IRU Capacity.

           "Proceeds" means "proceeds," as such term is defined in section 9-306(1) of the UCC and, in any event, shall include, without limitation, (i) any and all payments (in any form whatsoever) made or due and payable to IXC from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (ii) any and all other amounts from time to time paid or payable to IXC under or in connection with any of the Collateral, excluding from such other amounts, amounts paid to IXC by PSINet.

           "Secured Obligations" means IXC's obligation to provide the PSINet Fiber IRU and the IRU in the IRU Capacity pursuant to the Purchase Agreement.

           "Security Agreement" means this Security Agreement and Assignment, as the same may from time to time be amended or supplemented.

           "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority or exercise of remedies of either Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term "UCC" means the Uniform Commercial Code, as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or exercise of remedies and for purposes of definitions related to such provisions.

        2.     Grant of Security Interest; Collateral Assignment.

               2.1 Collateral. (a) As collateral security for the prompt and complete performance when due of the Secured Obligations, IXC hereby grants to the Secured Party a continuing security interest in, all IXC' right, title and interest in, to and under the following, whether now owned or hereafter acquired and wherever located (all of which, together with the Collateral as further defined in this Section 2.1(a) and in Section 2.1(b), being hereinafter collectively called the "Collateral"):

                        (i) the Long-Term Indivisible IRU;

                        (ii) the Short-Term Indivisible IRU;

                        (iii) the Access Right; and

                        (iv) to the extent not otherwise included, all Proceeds
                             of the foregoing.

        As set forth in Section 1.4 of the Purchase Agreement, the PSINet Fiber IRU and the Base IRU in the IXC Fibers shall be extended to cover additional completed portions of the Available System effective immediately upon completion without any further action on the part of IXC and the Long-Term Indivisible IRU and the Short-Term Indivisible IRU shall include such completed portions of the Available System. IXC hereby grants, without further action on its part, and will execute the necessary documents to evidence such grant of a continuing security interest in (i) the Long-Term Indivisible IRU (with such defined phrase being extended to cover such completed portions of the Available System) and the products and proceeds thereof, (ii) the Short- Term Indivisible IRU, and (iii) the Access Right (with each such defined phrase being extended to cover such completed portion of the Available System) and the products and proceeds thereof, and the Long-Term Indivisible IRU, the Short-Term Indivisible IRU, and the Access Right, as so extended, will thereupon become part of the Collateral. Notwithstanding the foregoing, however, commencing in respect of any completed portion of the Available System, after the date on which such completed portion of the Available System shall have been completed, the length of the Short-Term Indivisible IRU shall not exceed the excess, if any, of 10,000 Route Miles over the number of completed Route Miles on the Available System Accepted by the Secured Party. To the extent completion of additional portions of the Available System requires shortening the length of the Short-Term Indivisible IRU (which is subject to the security interest pursuant to the preceding sentence) by a certain number of Route Miles (the "Reduction Miles"), the Short-Term Indivisible IRU shall be deemed to be shortened 30 days after the date on which such completed portion of the Available System shall have been completed by changing its definition to exclude a number of Route Miles equal to the number of Reduction Miles. The specific Route Miles excluded shall be determined by excluding that number of Route Miles of the Available System most recently completed beginning with the eastern most portion along the applicable route, all as set forth in a written notice from IXC to the Secured Party.

        (b) IXC does hereby assign, transfer and set over unto Secured Party, as collateral security for the prompt and complete performance of the Secured Obligations, all of IXC's rights and interests in and to the Contribution Agreement to the extent necessary to deliver and provide PSINet with the IRU in the IRU Capacity and the PSINet Fiber IRU (such necessary rights and interests in and to the Contribution Agreement being referred to as the "PSINet Rights"), including without limitation: (i) the right to receive, use and accept the PSINet Rights, (ii) all claims for damages in respect of the PSINet Rights arising as a result of any default under the Contribution Agreement, (iii) any and all rights of IXC to compel performance of the terms of the Contribution Agreement relating to the PSINet Rights, and (iv) all rights, benefits and claims under all warranty and indemnity provisions, if any, contained in the Contribution Agreement relating to the PSINet Rights. Notwithstanding the foregoing, so long as no Default shall have occurred and be continuing, Secured Party authorizes IXC, without affecting the terms of this Agreement, to exercise in its own name the PSINet Rights under the Contribution Agreement. The defined term "Collateral" under this Agreement shall include the PSINet Rights.

           2.2 Non-Disturbance and Restrictions. The Secured Party and each transferee of any Collateral pursuant to this Agreement shall not disturb the exercise of the rights of any third party or IXC to use fibers, appurtenances or equipment in the Available System so long as the exercise of such rights does not interfere with the exercise by PSINet of its rights to use the PSINet Fiber IRU, the IRU in the IRU Capacity or to enjoy the benefits thereof. The rights of PSINet and each such transferee hereunder are subject to the obligation to comply with Section 8, Section 15.5 and the other obligations of PSINet under the Purchase Agreement.

        3. Representations and Warranties. IXC hereby represents and warrants that:

           3.1 Ownership, Liens. Except for the security interest granted to the Secured Party pursuant to this Security Agreement, IXC is the owner of each item of the Collateral, having good title thereto, free and clear of any and all Liens other than Permitted Liens.

           3.2 Business Locations. IXC' principal place of business and the place where its records concerning the Collateral are kept are at the locations listed in Schedule I hereto, and IXC will not change such principal place of business or remove such records without at least thirty (30) days prior written notice to each Secured Party and providing to Secured Party such documents and taking such action as is necessary to ensure PSINet has a first priority perfected security interest in the Collateral.

           3.3 Trade Names. Neither IXC nor any of its predecessors in interest has, at any time within the five-year period ending on the date hereof, conducted any business under any name other than "IXC Internet Services, Inc." except as set forth on Schedule IV hereto.

           3.4 Identification Number. The Federal Employer Identification Number of IXC is _________.

        4. Covenants. IXC covenants and agrees with the Secured Party that from and after the date of this Security Agreement and until the Secured Obligations are fully satisfied:

           4.1 Compliance with Laws. IXC will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority, applicable to the Collateral or any part thereof; provided, however, that IXC may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the sole opinion of the Secured Party adversely affect the Secured Party's right or the priority of its security interest in the Collateral; and provided further, that nothing contained herein shall be deemed to prohibit IXC from contesting any Lien arising by operation of law where IXC is contesting in good faith and by appropriate proceedings the obligations which gave rise to such Lien, provided that such contest does not involve the material danger of the sale, forfeiture or loss, or material restriction of, use or enjoyment of any of the Collateral.

           4.2 Payment of Obligations. IXC will pay promptly when due, all taxes, assessments, franchises, fees and governmental charges or levies imposed upon or payable in respect of the Collateral or in respect of its income or profits therefrom, as well as all claims and demands of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if (i) the validity thereof is being contested in good faith in an appropriate manner, and (ii) such contest does not involve any material danger of the sale, forfeiture or loss, or material restriction of, use or enjoyment of any of the Collateral or any interest therein.

           4.3 Limitations on Liens on Collateral; Lien Waivers. IXC will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien, claim or right, in or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of IXC's rights to the Collateral and in and to the Proceeds and products thereof against the claims and demands of all persons whomsoever.

           4.4 Continuous Perfection. IXC will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless IXC shall have given each Secured Party at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by each Secured Party to amend such financing statement or continuation statement so that it is not seriously misleading.

           4.5 Further Identification of Collateral. IXC will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

           4.6 Notices. IXC will advise each Secured Party promptly, in reasonable detail, (i) within 30 days of IXC gaining knowledge of any lien, security interest, encumbrance or claim, other than Permitted Liens for taxes not yet due and payable, made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material effect on the security interests created hereunder.

           4.7 Contribution Agreement. (a) IXC agrees that, so long as this Agreement is in effect, it will not, without the prior written consent of Secured Party, do any of the following if such act would have a material adverse effect on the Collateral; (i) amend, modify or permit to be amended or modified the Contribution Agreement, (ii) waive or permit to be waived any material provisions of the Contribution Agreement, or (iii) exercise any right to terminate or cancel any material provision of the Contribution Agreement or consent or agree to, or suffer or permit, the termination thereof whether or not on account of any default therein specified.

           (b) It is expressly agreed that anything herein to the contrary notwithstanding, IXC shall remain liable under the Contribution Agreement to perform all of its obligations thereunder and Secured Party shall have no obligation or liability under the Contribution Agreement by reason of, or arising out of, this Security Agreement nor shall the Secured Party be required or obligated in any manner to perform or fulfill any obligations of IXC under or pursuant to any of the Contribution Agreement, or to make any payment or to make any inquiry, as to the nature or sufficiency of any payment received by it, or to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

        5. Remedies, Rights Upon Default. If any Default shall occur and be continuing, the Secured Party may exercise (in addition to all other rights and remedies granted to it in this Security Agreement) after thirty (30) days notice to IXC (and the notice specified below of time and place of public or private sale), may forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell and deliver said Collateral (or contract to do so), as the case may be, or any part thereof, in one or more parcels at public sale or sales, at any exchange broker's board or at the Secured Party's offices or elsewhere at such prices as it may deem best (subject to Section 2.2 and the last sentence of this Section 5), for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales to purchase the whole or any part of said Collateral so sold. The Secured Party shall pay over the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Secured Party hereunder, for application on an equal basis to the payment in whole or in part of the Secured Obligations, and only after such net proceeds need the Secured Party account for the surplus, if any, to IXC. IXC agrees that neither Secured Party needs to give more than thirty (30) days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to IXC at its address provided pursuant to this Security Agreement) of the time and place of any public sale may take place and that such notice is reasonable notification of such matters. The Secured Party's exercise of the foregoing rights and remedies is subject to the provisions of Section 2.2 and any transferee (including the Secured Party) of any of the Collateral must agree to be bound by such provisions.

        6. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against IXC for liquidation or reorganization, should IXC become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of IXC's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        7. Notices. Unless otherwise provided herein, all notices and communications concerning this Security Agreement shall be addressed to the other party as follows:

               If to IXC:           IXC Internet Services, Inc.
                                    Attn: Chief Financial Officer
                                    5000 Plaza on the Lake
                                    Suite 200
                                    Austin, TX  78746
                                    Facsimile No.: (512) 328-0239
               with copies to:      IXC Communications, Inc.
                                    Attention:  General Counsel
                                    5000 Plaza on the Lake
                                    Suite 200
                                    Austin, TX  78746
                                    Facsimile No.: (512) 328-7902

                                    Michael P. Whalen, Esq.
                                    Riordan & McKinzie
                                    695 Town Center Drive
                                    Suite 1500
                                    Costa Mesa, CA  92626
                                    Facsimile No.:  (714) 549-3244

               If to PSINet:        PSINet Inc.
                                    510 Huntmar Park Drive
                                    Herndon, Virginia  20170
                                    Attention:  Chairman
                                    Facsimile: (703) 904-1608

               With a copy to:

                                    PSINet Inc.
                                    510 Huntmar Park Drive
                                    Herndon, Virginia  20170
                                    Attention: General Counsel
                                    Facsimile: (703) 904-9527

               and to:              Nixon, Hargrave, Devans & Doyle LLP
                                    437 Madison Avenue
                                    New York, New York 10022
                                    Attention: Richard F. Langan, Jr.
                                    Facsimile: (212) 940-3111

        Unless otherwise provided herein, notices shall be sent by registered or certified U.S. Mail, postage prepaid, or by commercial overnight deliver service, or by facsimile, and shall be deemed served or delivered to the address or its office on the date of receipt acknowledgement or, if postal claim notices are given, on the date of this return marked "unclaimed," provided, however, that upon receipt of a returned notice marked "unclaimed," the sending party shall make a reasonable effort to contact and notify the other party by facsimile.

        8. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render enforceable such provision in any other jurisdiction.

        9. No Waiver; Cumulative Remedies. The Secured Party shall by any act, delay, omission or otherwise be deemed to have waived any of its or their rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Secured Party, and then only to the extent therein set forth. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Secured Party any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the party against which enforcement of such waiver, alteration, modification or amendment is sought.

        10. Successors and Assigns; Governing Law. This Security Agreement and all obligations of IXC hereunder shall be binding upon the successors and assigns of IXC, and shall, together with the rights, obligations and remedies of the Secured Party hereunder inure to the benefit of and be binding upon the successors and assigns of the Secured Party. This Security Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Delaware.

        11. Termination.

           11.1 Short Term Indivisible IRU. Subject to Section 6 hereof, the Secured Party's security interest in the Short Term Indivisible IRU shall terminate upon the Secured Party's Acceptance of 10,000 Route Miles along the Available System.

           11.2 Agreement. Subject to Section 6 hereof, upon expiration of the Purchase Agreement and the payment or performance of the Secured Obligations, this Security Agreement shall terminate and PSINet will, at the request and expense of IXC, execute and deliver to IXC a proper instrument or instruments evidencing such termination.

        12. Dispute Resolution. Any controversy or claim between or among the Secured Party, IXC or IXC Carrier, Inc. arising out of or relating to this Agreement or with respect to an alleged breach of the terms hereof shall be resolved in accordance with the provisions of Section 19.14 of the Purchase Agreement; provided that the foregoing shall not be applicable with respect to any matters which arise in connection with any Bankruptcy Proceeding involving IXC or IXC Carrier, Inc., as debtor.

        13. Counterparts. This Security Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

        14. No Conflict. Nothing contained in this Security Agreement shall be deemed to alter, modify, affect or limit any of Secured Party's rights under the Purchase Agreement.

        IN WITNESS WHEREOF, IXC and PSINet have each caused this Security Agreement to be executed by a duly authorized officer as of the date first set forth above.


                                    IXC Internet Services, Inc.


                                    By:
                                       ------------------------------------
                                    Name:
                                    Title:

                                    PSINet Inc.


                                    By:
                                       ------------------------------------
                                    Name:
                                    Title:

                           ACKNOWLEDGEMENT AND CONSENT


        The undersigned, IXC Carrier, Inc. ("Carrier"), hereby acknowledges and consents to the foregoing Security Agreement and Assignment and agrees not to interfere with the rights or quiet enjoyment of the Secured Party under the Purchase Agreement in accordance with its terms, except that IXC will have the rights under Section 7.4(a) of the Purchase Agreement with respect to a continuing breach (as determined by an arbitration) by Secured Party of a Material Provision and in such event Carrier shall not be obligated to perform any obligation which IXC is allowed pursuant to Section 7.4(a) to withhold or suspend. Carrier hereby consents to the collateral assignment by IXC to the Secured Party of the PSINet Rights under the Contribution Agreement as provided in the Security Agreement and Assignment and recognizes the Secured Party as the permitted assignee with respect to the PSINet Rights and agrees to allow the Secured Party to exercise and obtain the benefit of such PSINet Rights. Carrier hereby agrees to be bound by the provisions of Section 4.7 of the Security Agreement and Assignment to the same extent as IXC and as if Carrier were a party thereto. If Carrier gives any notices of the occurrence of a default or event of default under the Contribution Agreement to IXC, Carrier shall simultaneously give such notice to the Secured Party. Secured Party shall be entitled to exercise the rights granted to IXC with respect to the PSINet Rights and to obtain the benefits of the PSINet Rights under the Contribution Agreement without being required or obligated to cure any default or event of default on the part of IXC or to perform or fulfill any obligations of or make any payments which were required to be made by IXC [except that at such time as Secured Party exercises the PSINet Rights under the Contribution Agreement, Secured Party shall be bound by the provisions of Sections _____ thereof].* Notwithstanding the foregoing, upon and after the exercise by Secured Party of the PSINet Rights under the Contribution Agreement, the Secured Party will have the same rights and opportunity to cure the default or event of default as are given to IXC under the Contribution Agreement. In no event shall Secured Party's obligations with respect to the PSINet Rights under the Contribution Agreement exceed, duplicate or be in addition to any obligation of Secured Party under the Purchase Agreement. Carrier agrees that, with respect to the PSINet Rights, upon a default or event of default on the part of IXC under the Contribution Agreement, the Contribution Agreement will continue in full force and effect between Carrier and the Secured Party in respect of the PSINet Rights to the same extent as if Secured Party were a party thereto, subject to the fifth and seventh sentences of this paragraph.

        In the event of a Default under the foregoing Security Agreement and Assignment, notwithstanding Section 5 thereof, Secured Party shall not be entitled to foreclose, collect, receive, appropriate, sell, lease, assign, give option or options to purchase, or sell or deliver, or contract to do any of the foregoing or otherwise realize upon the PSINet Rights under the Contribution Agreement (except that Secured Party may deal with its IRU capacity and shall have the rights to the PSINet Rights and use thereof as provided and permitted under the Purchase

---------------

* Such sections are subject to approval by Secured Party and shall not include any payment obligations.

Agreement with respect to the PSINet Fiber IRU and/or the IRU in the IRU Capacity, including without limitation Section 15.5 of the Purchase Agreement). Nothing contained herein shall (i) be deemed to modify, affect or limit any of Secured Party's rights under the Purchase Agreement or (ii) prevent Secured Party from taking any action necessary to preserve, protect, perfect or continue its security interest in the PSINet Rights or (iii) prevent Secured Party from using or obtaining the benefits of the PSINet Rights.

        Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the foregoing Security Agreement and Assignment.


                                       IXC Carrier, Inc.



                                       By:
                                          -------------------------------
                                       Name:
                                       Title:

        The foregoing Acknowledgment and Consent is acknowledged and agreed to by the undersigned.

                                       PSINet Inc.



                                       By:
                                          -------------------------------
                                       Name:
                                       Title:


        IXC Internet Services, Inc. hereby acknowledges receipt of notice of, consents to and agrees to be bound by the terms and provisions of the foregoing Acknowledgment and Consent as they relate to the relative rights of PSINet Inc. and IXC Carrier, Inc.

                                       IXC Internet Services, Inc.



                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT C

                  [COLLOCATION AND INTERCONNECTION AGREEMENT]

                                    EXHIBIT C
                                       TO
                        IRU AND STOCK PURCHASE AGREEMENT



                    COLLOCATION AND INTERCONNECTION AGREEMENT


        This Collocation and Interconnection Agreement (this "Agreement") is entered into as of the _________ day of _______________, 199_, by and between IXC Internet Services, Inc., a Delaware corporation ("IXC"), and PSINet Inc., a New York corporation ("PSINet"). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain IRU and Stock Purchase Agreement entered into as of July 22, 1997 by and between IXC and PSINet (as amended, supplemented or modified, the "Purchase Agreement"). In the event of any conflict between the terms of this Agreement and those of the Purchase Agreement, the terms of the Purchase Agreement shall control.

                             BACKGROUND AND PURPOSE

        This Agreement is made with reference to the following facts:

        A. IXC and PSINet have entered into the Purchase Agreement pursuant to which, among other things, PSINet has acquired from IXC the PSINet Fiber IRU, the IRU Capacity and the option to order Bandwidth on the Available System and IXC has acquired from PSINet shares of PSINet's common stock.

        B. In connection with the Purchase Agreement, PSINet may wish to collocate its telecommunications equipment ("Equipment") at IXC's premises or points-of-presence ("POPs") and, or may wish to interconnect its Equipment to IXC's or third party's equipment. This Agreement sets forth the terms and conditions on which PSINet may collocate and, or interconnect its Equipment on IXC's premises.


                               TERMS OF AGREEMENT

        Accordingly, in consideration of the foregoing and of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. IXC Premises. IXC's premises available for the collocation of PSINet's Equipment or interconnection of PSINet's facilities are listed on Exhibit K to the Purchase Agreement as it may be expanded from time to time (the "IXC Premises" or "IXC POPs").

        2.     Collocation Rights.

               2.1 Collocation. IXC hereby grants to PSINet the right to locate, install, maintain and operate Equipment at the IXC Premises for the duration of the term of the Purchase Agreement. No use of the IXC Premises required or permitted under this Agreement shall create or vest in PSINet any easements or other ownership or property rights of any nature in IXC's real or personal property or the IXC Premises.

               2.2 Basic Services. In consideration of the maintenance fee that PSINet is required to pay IXC under the section entitled System Maintenance and POPs - Consideration set forth in the Purchase Agreement, IXC shall supply HVAC (Heating, Ventilation and Air Conditioning) for standard components, non-UPS AC power and space for PSINet Equipment at the IXC POPs as follows:

        Sites                       # of Spaces*                 Power Per Space
        -----                       ------------                 ---------------
        As listed on Exhibit K              *                           *


* A space adequate to contain a cabinet (measuring 2 feet (width) x 3 feet (depth) x 70 inches (height)). PSINet shall supply its own cabinets. If PSINet has more, or desires more, than six Spaces in the IXC POPs, PSINet shall be required to pay for those Spaces at IXC's standard rates.

               2.3 Interface. Interface points for PSINet's IRU Capacity provided by IXC under the Purchase Agreement shall be at fiber patch panels ("Connect Panels") located in the IXC Premises. The Connect Panel located in the IXC Premises shall be the demarcation to establish PSINet's operational and maintenance responsibilities. Subject to the space limitations set forth in this Agreement, PSINet shall provide, install and maintain at its expense the electronic equipment at the IXC Premises it desires. PSINet will pay IXC time and materials agreed upon on a case by case basis for equipment installation, tech-assists and build-outs for power, cabling and HVAC.

               2.4 Additional Services. In the event PSINet desires installation services (including, but not limited to cross connect facilities needed to access local exchange carriers' or competitive access providers' entrance facilities), DC power, or additional space, AC power or HVAC (collectively referred to as the "Services") at any of the IXC Premises, it shall make a written request for such Services to IXC. Within fifteen (15) business days after receiving such written request, IXC shall provide PSINet with the availability of the Services and IXC's standard rates for the Services. In the event upgrades or expansions to the IXC Premises or its facilities are necessary to accommodate PSINet's request, IXC may include the entire cost of such upgrades or expansions in the cost to PSINet. In the event IXC provides the Services to PSINet by replacing its existing equipment at PSINet's expense, IXC shall give the old, replaced equipment to PSINet. In the event PSINet chooses to receive additional Services at the IXC Premises, PSINet shall pay any and all (initial and continuing) costs reasonably determined by

* Confidential material has been omitted and filed separately with the Securities and Exchange Commission

IXC to be necessary to provide Services to PSINet. If IXC makes available and PSINet utilizes more than 20 amps of AC power per Space during any particular month during the term of this Agreement, PSINet shall pay IXC its standard rate for each additional amp. IXC shall provide PSINet with an invoice setting forth the costs for additional Services within sixty (60) days of the later of: (a) IXC receiving its invoices for such Services from subcontractors and vendors or
(b) delivering the Services to PSINet. PSINet shall pay IXC the amounts due within thirty (30) days of receipt of an invoice from IXC.

               2.5 Back-up Power. In the event that PSINet desires back-up power at the IXC POPs, PSINet shall submit its back-up power requirements to IXC. IXC shall within thirty days of receipt of PSINet's request provide PSINet with a quote as to IXC's costs for providing such back-up power; provided however, that IXC shall only be obligated to provide such quote and the back-up power if IXC, in its sole discretion, determines that providing such back-up power is feasible considering available space, environmental factors, required consents from third parties and other relevant factors. In the event IXC does provide back-up power to PSINet: (a) IXC shall provide PSINet with invoices setting forth the costs for such back-up power within sixty (60) days of the later of: (i) IXC receiving its invoices from subcontractors and vendors for installing and providing such back-up power or (ii) delivering the back-up power to PSINet; and (b) IXC will have no liability whatsoever to PSINet with regard to any delay, failure or defect in such back-up power and Section 18 shall apply to such power. IXC's initial and ongoing costs for providing such back-up power to PSINet may be included in IXC's invoices to PSINet. PSINet shall pay IXC the amounts due within thirty (30) days of receipt of an invoice from IXC.

               2.6 Delivery and Installation. PSINet shall, at its own expense, deliver, install and maintain its collocated Equipment in a safe condition and meeting or exceeding the standards set forth in Section 7.2. At no additional charge, IXC shall provide to PSINet Spaces that are reasonably proximate to each other in light of the type of Equipment that PSINet is installing; provided, however, that if PSINet or its Equipment requires a specific geometric arrangement, and IXC determines that in order to accommodate PSINet or its Equipment, rearrangement of the existing facilities at the IXC Premises is required, PSINet agrees to reimburse IXC for any such make-ready costs. IXC will advise PSINet in writing of any estimated make-ready charges (including investigation, design and engineering fees) for such rearrangement work and PSINet shall make payment to IXC within thirty (30) days from its receipt of IXC's invoice therefor.

        3.     Interconnection with PSINet POPs.

               3.1 Construction and Installation. In the event PSINet desires to connect any of its POPs to any IXC POP, PSINet may construct, install, operate and maintain a connection facility (the "POP-to-POP Interconnect Facility") between the PSINet premises and the IXC Premises so long as PSINet meets or exceeds the standards set forth in Section 7.2. PSINet shall provide at its expense all necessary rights-of-way, permits, equipment and IXC-approved materials to construct and install each POP-to-POP Interconnect Facility, including, but not limited to, cables and conduit and any labor charges associated therewith. If necessary, and where applicable, IXC shall use commercially reasonable efforts to provide PSINet, at PSINet's expense, access to existing building entrance facilities, if available, to access and exit IXC POPs. The demarcation point for PSINet shall be in the IXC POPs at the Connect Panel or the DSX panel, as appropriate.

               3.2 Ownership. PSINet shall retain ownership of any portion of the POP-to- POP Interconnect Facility that is located on the IXC Premises during the term of this Agreement; provided, however, that title to any part of the POP-to-POP Interconnect Facility within the IXC Premises shall be transferred to IXC upon expiration or termination of this Agreement.

               3.3 Maintenance and Changes. PSINet shall be responsible for maintenance and repair of the POP-to-POP Interconnect Facility on PSINet's side of the point of demarcation. Any improvement, modification, addition to, relocation, or removal of, the POP-to-POP Interconnect Facility by PSINet at the IXC Premises is subject to prior review and written approval by IXC Transmission Engineering Department and the cost of such improvement, modification, addition to, relocation, or removal of, the POP-to-POP Interconnect Facility will be the sole responsibility of PSINet. IXC's approval will not be unreasonably withheld and in the event IXC fails to respond to PSINet's written request within thirty
(30) days of receiving PSINet's request for such changes, IXC's shall be deemed to have approved PSINet's request.

        4. Interconnection to Third Parties. Interconnect facilities to interconnect PSINet's equipment to other parties within IXC's POPs shall be installed and maintained subject to available space at the IXC POPs and under the following terms and conditions:

        (a)     *
                Should subsequent interconnections become necessary after initial installation, up to the aggregate bandwidth capacity of the circuits PSINet has ordered at the POP, realignment of the interconnections shall be subject to the preceding and to the reconfiguration charges as indicated in Exhibit E. All such interconnections shall be subject to the provisions of Section
                15.5 of the Purchase Agreement.

        (b) PSINet shall reimburse IXC for the capital cost to establish a point of demarcation for Additional Interconnects that PSINet requests IXC to provide. This demarcation shall be in the IXC equipment room and shall be either the IXC standard DSX termination or fiber distribution frame as is applicable for the interconnects required.

* Confidential material has been omitted and filed separately with the Securities and Exchange Commission

        (c) IXC shall charge PSINet a one time charge and a monthly recurring charge for each Additional Interconnect in the IXC POP. These charges shall be an amount equal to the then standard ancillary pricing for such service set forth on Exhibit E to the Purchase Agreement. Nothing in this Agreement shall prevent or in any way limit IXC's ability to charge third parties for interconnection.

        (d) In the event IXC chooses to cross-connect with an Additional Interconnect party for which PSINet has paid a charge to IXC under Section 4(b), IXC shall at IXC's option: (i) refund to PSINet such charge or (ii) shall pay PSINet a monthly cross-connect fee negotiated by the parties at such time.

        (e) IXC's maintenance responsibility shall be limited to the demarcation point and the associated cross connect at that point.

        (f) PSINet shall not use any interconnect facility to allow third parties collocated in any POP to interconnect with each other at that POP.

        5. Notice to Interconnect or Collocate. No later than forty-five (45) days prior to PSINet's planned installation of its Equipment or POP-to-POP Interconnect Facilities at any IXC Premises, PSINet shall provide to IXC notice of its desire to interconnect/locate in a particular IXC Premise, a copy of PSINet's construction design drawings and installation schedule for IXC's review and approval (collectively referred to hereon as the "Interconnect/Collocation Notice"). The Interconnect/Collocation Notice shall (at a minimum) include: (a) PSINet's installation date(s); (b) any excess cable storage requirements; (c) identification of all POP-to- POP Interconnect Facilities and Equipment to be installed; (d) a diagram of the desired location of the POP-to-POP Interconnect Facilities and Equipment; (e) the space, power, environmental and other requirements for the POP-to-POP Interconnect Facilities and Equipment; (f) the estimated commencement and termination dates for the interconnection/collocation; (g) all other information reasonably required by IXC. PSINet's Equipment shall be placed and maintained in accordance with IXC's requirements and specifications. Within two weeks of receiving the Interconnection/Collocation Notice, IXC shall respond to PSINet's Interconnection/Collocation Notice with its acceptance or objections.

        6. Required Authorizations. PSINet shall obtain, at its sole cost and expense, from any appropriate public and/or private authority, any required permission, authorization, permit, license or easement (collectively, the "Authorizations") to bring fiber to the IXC Premises and, or needed to construct, install, operate and maintain the POP-to-POP Interconnect Facility and to use the property over which the POP-to-POP Interconnect Facility will be operated and maintained. PSINet represents and warrants that such Authorizations shall be in effect for the entire Term of this Agreement. IXC shall cooperate with PSINet in its efforts to obtain such authorizations.

        7.     Use of Equipment and POP-to-POP Interconnect Facilities.

               7.1 No Interference. PSINet shall not use its fibers, Equipment or POP-to- POP Interconnect Facilities, and IXC shall not use its fiber, equipment or interconnect facilities in any way which interferes with the other party's use of its fibers or equipment or in any manner which violates any of the terms or conditions of this Agreement or the Purchase Agreement. PSINet shall not install any electrical or other equipment that overloads any electrical paneling, circuitry or wiring.

               7.2 Standards. PSINet shall ensure that its equipment and any POP-to-POP Interconnect Facilities (as defined) are installed to meet or exceed any reasonable requirements of IXC, any requirements of IXC's building management, and any applicable local, state and federal codes and public health and safety laws and regulations (including fire regulations and the National Electric Code). In the event IXC's building management or any local, state or federal body determines the POP-to-POP Interconnect Facility is not in compliance with the applicable laws and regulations, PSINet shall immediately make any changes necessary such that the POP-to-POP Interconnect Facility no longer conflicts with such law or regulations. PSINet further agrees to comply with the requirements of IXC's or IXC's building management's insurance underwriter(s).

               7.3 Intervention. If any part of PSINet's fiber, POP-to-POP Interconnect Facilities or Equipment is not placed and maintained in accordance with the terms and conditions of this Agreement and PSINet fails to correct the violation within thirty days from receipt of written notice thereof from IXC, then IXC may, at its option, without further notice to PSINet, correct the deficiency at PSINet's expense without liability for damages to the fiber, POP-to-POP Interconnect Facilities or Equipment or for any interruption of PSINet's services. As soon as practicable thereafter, IXC shall advise PSINet in writing of the work performed or the action taken. PSINet shall reimburse IXC for all expenses incurred by IXC associated with any work or action performed by IXC pursuant hereto. PSINet shall remit payment to IXC within thirty days from its receipt of IXC's invoice therefor.

               7.4 Threat to Persons or Property. In the event, and in IXC's sole determination, if PSINet's fiber, POP-to-POP Interconnect Facilities or Equipment poses an immediate threat to the safety of IXC employees or the public, interferes with the performance of IXC's service obligations, or poses and immediate threat to the physical integrity of IXC's facilities, IXC may perform such work and/or take such action that it deems necessary without notice to PSINet and without subjecting itself to any liability for damage to the fiber, POP-to- POP Interconnect Facilities or the Equipment or for any interruption of PSINet's services. As soon as practicable thereafter, IXC shall advise PSINet in writing of the work performed or the action taken. PSINet shall reimburse IXC for all expenses incurred by IXC associated with any work or action performed by IXC pursuant hereto. PSINet shall remit payment to IXC within thirty days from its receipt of IXC's invoice therefor.

        8.     Access to IXC Premises.

               8.1 Notice. Except as specifically set forth in the Purchase Agreement, the terms in this Section 8 shall govern PSINet's access to the IXC Premises. In the event PSINet's Equipment or POP-to-POP Interconnect Facilities are located in the IXC Premises Customer Interface Facility ("CIF"), PSINet may perform routine preventative maintenance or emergency maintenance and repairs on its Equipment or POP-to-POP Interconnect Facilities during normal business hours (7 am - 6 pm local time) without advance notice to IXC. In the event PSINet desires to: (a) perform routine preventative maintenance or emergency maintenance and repairs during non-business hours; (b) perform any procedures other than routine preventative maintenance (such as installation, removal or relocation of its Equipment or POP-to-POP Interconnect Facilities); (c) perform any function outside of the CIF or (d) access (on PSINet's side of the demarcation point) the fibers leading from the IXC electronics which provide the IRU Capacity, PSINet may do so if: (x) it provides reasonable advance notice to IXC; and (y) a IXC employee or representative is present on the IXC Premises at the time. Notice provided as follows shall be deemed "reasonable advance notice" for the purposes of this section: (i) twenty-four (24) hours for routine preventative maintenance during non-business hours or outside the CIF; (ii) two
(2) hours for repairs of network malfunction causing loss of service or degraded conditions (during non-business hours or outside the CIF), provided that such period shall be reasonably tolled to permit IXC to dispatch personnel to an un-manned IXC Premise upon receipt of a request for access thereto; (iii) two
(2) weeks notice for removing POP-to-POP Interconnect Facilities and, or Equipment (regardless of location or time) and (iv) forty-five (45) days (as set forth in Section 5) for installing Equipment or POP-to-POP Interconnect Facilities (regardless or location or time). The presence of a IXC employee or representative shall not relieve PSINet of its responsibility to conduct all of its work operations in the IXC Premises in a safe and workmanlike manner. Under no circumstances shall PSINet have access to any fibers on the IXC side of the demarcation point.

               8.2 Security. PSINet shall abide by IXC's reasonable security requirements. When deemed appropriate by IXC, PSINet employees or representatives shall be issued passes or visitor identification cards which must be presented upon request before entry to the IXC Premises and surrendered upon demand or upon termination of this Agreement. Such passes or other identification shall be issued only to persons meeting any reasonable security criteria applicable at the IXC Premise for such purpose. Notwithstanding any other provision of this Agreement, IXC shall, without threat of liability, have the right to immediately terminate the right of access of any PSINet personnel or representative should it determine in its sole discretion for any lawful reason that such termination is in its best interest. IXC shall promptly notify PSINet of any such termination, and PSINet shall have a reasonable opportunity to demonstrate that the terminated rights of access should be reinstated. Any termination of access shall remain in effect pending such demonstration and IXC's final determination as to the advisability of such reinstatement.

        9. Relocation. PSINet shall, at its own expense, relocate its fiber, POP-to-POP Interconnect Facilities and Equipment upon IXC's written request and in the reasonable (under the circumstances) time frame required by IXC. Such relocations could be within the IXC POP or in the event the entire IXC POP is relocated. In any such event, IXC shall provide the following services at no cost to PSINet: (i) site make-ready; (ii) the intra-site cabling functionally equivalent to that which existed in the prior IXC POP; (iii) relocation of IXC's IRU circuits and equipment used by PSINet; and (iv) re-establishing competitive access provider and local exchange carrier interconnects common to both IXC and PSINet.

        10. No Restrictions. Except as specifically set forth in the Purchase Agreement, nothing contained in this Agreement shall be construed as a limitation, restriction or prohibition against IXC with respect to any agreement or arrangement which IXC has heretofore entered into, or may in the future enter into, with others not parties to this Agreement regarding the IXC Premises. IXC's right to maintain and operate its facilities in such a manner as will best enable it to fulfill its own service requirements is in no manner limited by this Agreement.

        11. Inspections. IXC reserves the right to make periodic inspections of any part of the fiber, POP-to-POP Interconnect Facilities and Equipment located within or physically attached to the IXC Premises; provided that PSINet shall have the right to have one or more of its employees or representatives present during the time of any such inspection. IXC shall give PSINet advance notice of such inspections, except in those instances where, in the sole judgement of IXC, safety considerations justify the need for such an inspection without the delay of providing notice. The making of periodic inspections or the failure to do so shall not operate to impose upon IXC any liability of any kind whatsoever nor relieve PSINet of any responsibility, obligation, or liability assumed under this Agreement.

        12.    Emergencies.  In the event of an emergency:

               (a) IXC's work shall take precedence over any and all operations of PSINet in the IXC Premises and IXC may rearrange PSINet's Equipment or POP-to-POP Interconnect Facilities.

               (b) IXC shall use reasonable efforts to provide PSINet with advance notice of any such work.

               (c) IXC shall use reasonable care given the circumstances when handling PSINet Equipment.

        13. Liens and Encumbrances. PSINet shall not have the power, authority or right to create and shall not permit any lien or encumbrance, including, without limitation, tax liens, mechanics' liens, or other liens or encumbrances with respect to work performed, in connection with the installation, repair, maintenance or operation of its Equipment, POP-to-POP Interconnect Facilities or other property installed within the IXC Premises.

        14. Term. This Agreement shall become effective as of its execution by both parties and shall continue in effect until such time as it is terminated on the earlier of (a) the expiration or termination of the Purchase Agreement or (b) such time as it is terminated as provided herein or by operation of law.

        15. Subordination. PSINet agrees that its rights under this Agreement shall be totally subordinate to any mortgages, loans, deeds of trust or any other borrowing upon the real or personal property which may be incurred by IXC. PSINet shall sign any such reasonable documents as are necessary to satisfy any lender, private or institutional, to reflect said subordination.

        16. Release; Indemnification. Each party (each party in such capacity being referred to as the "Releasing Party") releases, assumes and agrees to indemnify, defend, protect and save the other party harmless from and against any claim, damage, loss, liability, cost and expense (including reasonable attorneys' fees) in connection with any loss or damage to any physical property or facilities of the Releasing Party or any injury to or death of any person arising out of or resulting in any way from the negligence or misconduct of the Releasing Party or its employees, servants, contractors and/or agents.

        17.    Limitation of Liability.

               17.1 Equipment and Facilities. IXC, its employees or subcontractors shall not be liable for any damages to PSINet's fiber, POP-to-POP Interconnect Facilities and Equipment collocated on the IXC Premises, except to the extent that such damages are caused by the gross negligence or intentional acts of IXC, its agents or employees; provided that the maximum liability of IXC for any damage to PSINet's fiber, POP-to-POP Interconnect Facilities and Equipment shall not exceed the replacement value of the fiber, POP-to-POP Interconnect Facilities and Equipment, or in the event that the fiber, POP-to-POP Interconnect Facilities and the Equipment is repairable, the costs to restore the fiber, POP-to-POP Interconnect Facilities and the Equipment to its original condition. IXC shall not be liable for any damages of whatever nature, including, but not limited to actual or consequential damages, arising from any interruption or failure in the supply of utilities to the IXC Premises.

               17.2 No Consequential Damages. Except as specifically provided for in the Purchase Agreement, in no event shall IXC or PSINet be liable for any special, incidental, direct, indirect, punitive, reliance or consequential damages, whether foreseeable or not, arising under this Agreement or from any breach or partial breach of the provisions of this Agreement or occasioned by any defect in the Bandwidth or other service provided hereunder, delay in availability of the Bandwidth or any service provided hereunder, failure of the Bandwidth or other service provided hereunder, interruptions or outages of the Available System or any other cause whatsoever or arising out of any act or omission by IXC or PSINet, as applicable, its employees, servants and/or agents, including but not limited to, damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims of customers for service interruptions or transmission problems.

        18. Disclaimer of Warranty. IXC MAKES NO WARRANTY TO PSINet OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY PREMISES, FACILITIES, SERVICES, EQUIPMENT, POWER, CABLE OR FIBERS PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED. NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        19.    Default/Termination.

               19.1 Default. A party may deliver to the other party a written "Notice of Default" for: (i) failing to make any payment owed hereunder, when no bona fide dispute exists (a "Monetary Default"); or (ii) the breaching by either party or its agents, assigns or affiliates of any Material Provision; or (iii) the filing or initiating of proceedings by or against a party seeking liquidation, reorganization or other such relief under any federal or state bankruptcy or insolvency law (a "Bankruptcy Proceeding"). Such Notice of Default must prominently contain the following sentences in capital letters: "THIS IS A FORMAL NOTICE OF A BREACH OF CONTRACT. FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES." A party that has received a Notice of Default shall have five (5) business days to cure a Monetary Default, thirty (30) days to cure the alleged breach of any Material Provision (and, if the defaulting party shall have commenced actions in good faith to cure such defaults which are not susceptible of being cured during such 30-day period, such period shall be extended (but not in excess of 90 additional days) while such party continues such actions to cure), and shall be given ninety (90) days to remove, have dismissed or stay any involuntary Bankruptcy Proceeding (each such period, a "Cure Period"). If such party fails to cure the breach within the Cure Period, as long as such default shall be continuing, the non-defaulting party shall have the right to either (a) suspend its performance or payment obligations under this Agreement, (b) seek an order of specific performance, and/or (c) seek the award of compensatory damages.


               19.2 Removal Upon Termination. Upon termination of this Agreement for any reason other than a material default by IXC, PSINet shall remove, at its sole expense, its fiber, POP-to-POP Interconnect Facilities and Equipment within ten (10) days following such termination. In the event PSINet fails to remove its fiber, POP-to-POP Interconnect Facilities and Equipment within such ten (10) day period, the fiber, POP-to-POP Interconnect Facilities and Equipment shall be deemed abandoned and IXC, at its sole discretion and without liability, may remove the fiber, POP-to-POP Interconnect Facilities and Equipment and be reimbursed by PSINet for all costs associated with such removal. PSINet shall make payment to IXC for any such costs within thirty days of its receipt of an invoice containing such costs. In the event this Agreement terminates due to a material default by IXC, either PSINet or IXC may remove the PSINet Equipment or POP-to-POP Interconnect Facilities at its own expense upon fifteen (15) working days written notice to the other party.

        20. Insurance. PSINet shall, at its expense, obtain and keep in full force and effect at all times for the duration of this Agreement, with a carrier or carriers satisfactory to IXC, insurance policies of the following kinds and in the following amounts:

           (a) Worker's Compensation Insurance in accordance with all applicable laws;

           (b) Employer's liability insurance with limits for employer's liability of $500,000 per accident;

           (c) Comprehensive bodily injury and property damage liability insurance, including automobile insurance and contractual liability insurance, in at least the following amounts:


           Bodily injury to any one person                $ 1,000,000

           Bodily injury aggregate per occurrence         $ 1,000,000

           Property damage in any one accident            $   500,000

           Property damage aggregate per occurrence       $ 1,000,000


Upon request of IXC, PSINet shall furnish IXC certificates of such insurance and/or copies of the applicable policies, and each policy shall provide that no change or cancellation shall become effective except upon twenty (20) days prior written notice to IXC of such change or cancellation. In the event of any change or cancellation not acceptable to IXC, IXC may demand that PSINet obtain replacement coverage. If PSINet fails to obtain replacement coverage within twenty (20) days after such demand by IXC, IXC may obtain replacement coverage and invoice all premiums therefore to PSINet. PSINet shall make payment to IXC for any amount of such invoices within thirty days of its receipt thereof.

        21. Assignment. Except as provided below, this Agreement may not be assigned in whole or in part without the prior written consent of IXC. PSINet may assign this Agreement in whole, but not in part and only in connection with a permitted assignment of all of PSINet's rights and obligations under the Purchase Agreement to an entity that is both a permitted assignee under the section entitled Binding Effect; Assignment in the Purchase Agreement and a permitted transferee under the section entitled Restrictions on Resale in the Purchase Agreement; provided, however, that any such assignment or transfer shall be subject to IXC's rights under this Agreement and an assignee or transferee shall continue to perform PSINet's obligations to IXC under the terms and conditions of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        22. Notices. All notices, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, the next business day after delivered to a nationally recognized overnight courier for next business day delivery, when transmitted by facsimile or five (5) days after sent by registered or certified mail, return receipt requested, to the parties (and to the Persons receiving copies thereof) at the following addresses or facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

        If to IXC to:

               IXC Internet Services, Inc.
               5000 Plaza on the Lake, Suite 200
               Austin, Texas  78746
               Attention:  Chief Financial Officer
               Facsimile: (512) 328-0239

        With copies to:

               IXC Communications, Inc.
               5000 Plaza on the Lake, Suite 200
               Austin, Texas  78746
               Attention: General Counsel
               Facsimile: (512) 328-7902

               Riordan & McKinzie
               695 Town Center Drive, Suite 1500
               Costa Mesa, California 92626
               Attention: Michael P. Whalen
               Facsimile: (714) 549-3244

        If to PSINet to:

               PSINet Inc.
               510 Huntmar Park Drive
               Herndon, Virginia  20170
               Attention:  Chairman
               Facsimile:  (703) 904-1608

        With copies to:

               PSINet Inc.
               510 Huntmar Park Drive
               Herndon, Virginia  20170
               Attention: General Counsel
               Facsimile: (703) 904-9527

               Nixon, Hargrave, Devans & Doyle LLP
               437 Madison Avenue
               New York, New York  10022
               Attention:  Richard F. Langan, Jr.
               Facsimile:  (212) 940-3111

        23.    General Provisions.

               23.1 Laws and Licenses. This Agreement is subject to all applicable federal, state and local laws, regulations, rulings and orders of governmental agencies, including, but not limited to, the Communications Act of 1934 as amended by the Telecommunications Act of 1996, and the rules and regulations of the FCC. IXC and PSINet agree that, except as otherwise provided herein, the statute of limitations set forth in the Communications Act of 1934, 47 U.S.C. section 415, as amended, shall govern all actions arising out of this Agreement, including arbitrations.

               23.2 Confidentiality. This Agreement shall be governed by the terms of the Confidentiality Agreement entered into between the parties and dated as of May 14, 1997.

               23.3 Amendments, Waivers and Consents. For purposes of this Agreement and the Transaction Documents, except as otherwise specifically set forth herein or therein, no course of dealing between PSINet and IXC and no delay on the part of either party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived or amended other than by a written instrument signed by the party so waiving or amending such covenant or other provision.

               23.4 Section Headings. The table of contents and section headings in this Agreement have been inserted for reference purposes only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

               23.5 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware without reference to its principles of conflicts of law.

               23.6 Dispute Resolution. Any controversies, claims or disputes arising out of or relating to this Agreement shall be resolved in the manner set forth in the section entitled Dispute Resolution in the Purchase Agreement.

               23.7 Severability. In the event that any one or more of the clauses, covenants or provisions contained in this Agreement should be held to be unenforceable under any Federal, State or City law, statute, code, administrative or regulatory rule, such invalidity or unenforceability shall not affect the remainder of this Agreement, which shall remain in full force and effect.

               23.8 Interpretation. This Agreement shall be interpreted in a manner so as to be consistent with the Purchase Agreement and under the same rules of construction and interpretation set forth in the Purchase Agreement.

               23.9 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document.

               23.10 Facsimile Delivery. This Agreement may be delivered by facsimile transmission of an executed counterpart signature page hereof, and after attachment of such transmitted signature page to a copy of this Agreement, such copy shall have the same effect and evidentiary value as copies delivered with original signatures. Any party delivering this Agreement by facsimile transmission shall deliver to the other party, as soon as practicable after such delivery, an original executed counterpart signature page of this Agreement.



        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                       IXC Internet Services, Inc.


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:


                                       PSINet Inc.

                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT D

                               NEWCO COMMON STOCK
                            PERCENTAGE DETERMINATION

                                                            Exhibit D to the IRU
                                                    and Stock Purchase Agreement


                   Newco Common Stock Percentage Determination


               The exact number of IXC Initial Common Shares to be issued and delivered by PSINet to IXC at the Closing shall be equal to 19.99999% of the total number of issued and outstanding shares of Common Stock of PSINet as of the Closing Date (after giving effect to the issuance of the IXC Initial Common Shares pursuant to the Agreement), including, for this purpose, shares of Common Stock of PSINet issuable upon exercise of all warrants issued and outstanding as of the Closing Date, but without giving effect to any shares of Common Stock issuable (i) upon exercise of any options issued to current and former employees, officers, directors and consultants of PSINet and its subsidiaries which are outstanding as of the Closing Date, and/or (ii) pursuant to such rights, if any, that Chatterjee (as defined in Section 13.9 of the PSINet Disclosure Schedule) and/or its designee may have as of the Closing Date under the Joint Venture Agreement (as defined in Section 13.9 of the PSINet Disclosure
Schedule) (see Section 13.9 of the PSINet Disclosure Schedule);   *



* Confidential material has been omitted and filed separately with the Securities and Exchange Commission

                                    EXHIBIT E



                              ASSOCIATED SERVICES

                                    EXHIBIT E
                                       TO
                        IRU AND STOCK PURCHASE AGREEMENT


                               Associated Services

                  Ancillary Pricing Schedule for On-Net Service


Non-Recurring Charges                               DS-1           DS-3           OC-3          OC-12
---------------------------------------------    ----------     ----------     ----------     ---------

New Order Installation (On-Net)                  $        *     $        *                *

New Order Installation (Off-Net)                          *              *              *             *

DS-1 Ramp-Up per DS-O                            $        *              *              *             *

Order Change (less than 5 business days)         $        *     $        *     $        *     $       *

Order Cancellation (less than 5 business days)   $        *     $        *     $        *     $       *

ASR (new or disconnect) (Special Access Only)    $        *     $        *     $        *     $       *

ASR Supplement                                   $        *     $        *     $        *     $       *

Order Expedite                                   $        *     $        *     $        *     $       *

Reconfiguration                                          ---------- Same as Install ----------



Monthly Recurring Charges                           DS-1           DS-3           OC-3          OC-12
---------------------------------------------    ----------     ----------     ----------     ---------

Minimum circuit charge (IXC portion)             $        *     $        *

Cross-connect charge                             $        *     $        *     $        *     $       *

        Other Interexchange Carrier to Lessor local access or bypass facility (Lessor long haul not involved)

Local bypass charge                              $        *     $        *     $        *     $       *

        Lessor POP to Lessor POP in same city,
        with no Lessor long haul attached at either
        Lessor POP



                        *Confidential material has been omitted and filed separately with the Securities and Exchange Commission.


                 Miscellaneous                            Recurring                  Non-Recurring
-----------------------------------------------   --------------------------   --------------------------

M13     1 yr Term                                              *                              *

        2+ yr Term                                             *                              *

        3+ yr Term                                             *                              *

Echo Canceller (per circuit end)                               *                              *

Second End Loop (Ex: for ADPCM)                                *                              *

Demand Maintenance                                *

Rack Space                                        *

Shelf Space                                       *                            *

DC Power                                          *

CIF AC/DC Power                                   *

All other services                                *


--------------------

(1)     All of the above charges are subject to change with a 30-day notice.

(2) Services not described above will be considered special handling and charges will be assessed on an individual basis.





                        *Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

                              DSO Ancillary Pricing

                                          DSO Ancillary Pricing
                                          --------------------
New Order Installation                    $                  *

Order Cancellation Prior to Turn up       $                  *

Order Expedite                            $                  *

Reconfiguration (City pairs the same)     $                  *

DCS Charge (Switching Only)               $                  *

DSO DCS Port Charge (Bell access at DCS)  $                  *

DSI DCS Port                              $                  *

Minimum Charge per DS-0                   $                  *


--------------------

(1)     All of the above charges are subject to change with a 30-day notice.

(2) Services not described above will be considered special handling and charges will be assessed on an individual basis.



                        *Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

                IXC Policy Overview, Collocation Rack Space Cost


In reference to Rack Space Non Recurring Installation Charges (One time buildout charges)

The cost for buildout of rack space is $* per rack space. This cost includes the following:

- Rack 19', 23' or 26' Racks. Cabinets will be addressed on a case by case basis.

- Termination of DC power to rack mounted fuse panels and AC power to a dual outlet box. Note: AC power is NOT uninterruptable, generators are available at most sites but UPS's are not. Check with IXC representative for site specific power capabilities.

- Termination of up to 6 DS-3 signal cable pairs (coax) or 56 DS-1 circuits (ABAM) to DSX panels. Additional terminations will be charged at the rate of $* per DS3, and $* per 28 DS1s or a fraction thereof. Fiber termination is not included in this price and will be reviewed on a case by case basis.

- Termination of two POTS lines for remote access to hardware will be allowed, where LEC entrance facilities are available. Customer will be responsible for ordering and billing of such service and providing termination in customer racks.

- Only IXC approved materials will be installed, IXC Engineering contact can provide details.


-       IXC will sign off on the install verifying quality and test results.

- Customer installation equipment must meet all applicable National Electric Code requirements and any other applicable safety/building code requirements.

For crossconnect and monthly recurring charges, please refer to the Ancillary Pricing Schedule as part of the customer Digital Service Agreement.

IXC installation standards are available, and any questions, with regards to installs, should be addressed with the site technician, prior to installation.

Standard CIF time lines will be maintained for rack installations, contact the IXC CIF Specialist to review these time frames once site CIF space availability have been confirmed.

                *Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT F

                   OC-N SPECIFICATIONS AND TESTING STANDARDS

                                    EXHIBIT F
                                       TO
                        IRU AND STOCK PURCHASE AGREEMENT


                    OC-N Specifications and Testing Standards

               OC-3: The ANSI SONET (Synchronous Optical Network) transmission standard for high capacity optical telecommunications whose line rate is 155.52 Mbps. One OC-3 is comprised of 3 STS-1 Synchronous Transport Signal, Level 1 signals which, at 51.84 Mbps, is the lowest level SONET signal. The STS-1 is defined at the electrical level prior to optical conversion. These SONET standards and elements are further defined in the "Bellcore Synchronous Optical Network (SONET) Transport Systems: Common Generic Criteria GR-253-CORE, Issue 2, December, 1995."

               OC-12: The ANSI SONET (Synchronous Optical Network) transmission standard for high capacity optical telecommunications whose line rate is 622.08 Mbps. One OC-12 is comprised of 12 STS-1 Synchronous Transport Signal, Level 1 signals which, at 51.84 Mbps, is the lowest level SONET signal. The STS-1 is defined at the electrical level prior to optical conversion. These SONET standards and elements are further defined in the "Bellcore Synchronous Optical Network (SONET) Transport Systems: Common Generic Criteria GR-253-CORE, Issue 2, December, 1995."

               OC-48: The ANSI SONET (Synchronous Optical Network) transmission standard for high capacity optical telecommunications whose line rate is 2488.32 Mbps. One OC-48 is comprised of 48 STS-1 Synchronous Transport Signal, Level 1 signals which, at 51.84 Mbps, is the lowest level SONET signal. The STS-1 is defined at the electrical level prior to optical conversion. These SONET standards and elements are further defined in the "Bellcore Synchronous Optical Network (SONET) Transport Systems: Common Generic Criteria GR-253-CORE, Issue 2, December, 1995."

               The optical interface/demarcation for the SONET OC-3, OC-12, and OC-48 tributary signals will occur at the Texas optical interconnect panel. The optical connector standardized for use at Texas locations is the Ultra Polished FC/PC connector with a return loss greater than 45 dB. All optical signals at this demarcation must equal or exceed the applicable Bellcore specifications, referenced above.

               Testing Standards

               Texas will test and turn-up the OC-3, OC-12, and/or OC-48 circuits to the applicable demarcation point per this Agreement. The tests will be performed per the applicable manufacturer's test specifications as it applies to the specific type of traffic hand- off. The system will also be tested for a long-term stability test running end-to-end for a period of 24 hours; Bit Error Rate (BER) performance shall be no greater than 10-(1)(1).

               Five (5) days prior to testing, Texas will notify Virginia verbally and in writing of Texas' intent to complete testing of the applicable circuit activation: Virginia will have the right but not the obligation to witness the activation testing. Copies of test results will be provided to Virginia upon completion of the activation tests. If Virginia is not present at time of testing, a copy of the test results will be forwarded to same.


               After Texas delivers circuits to PSINet, PSINet shall test same in accordance with the following criteria, and accept installation segments of IRU Capacity only after it meets the following:

               - Optical signal strength and other characteristics are within industry standards at each termination point as measured with appropriate test equipment.

               - Backup path verified by testing fault switching hardware applicable to the circuit being provided (test of 1:1 redundancy on the optronics).

               - Packet data passed with payload contents of 4500 bytes of all zeros for twelve hours registering frame/code violations or other bit errors at a rate not to exceed 10-(1)(1).

               - Packet data passed with payload contents of 4500 bytes of pseudo- random data patterns for twelve hours registering frame/code violations or other bit errors at a rate not to exceed 10-(1)(1).

               - Live production data passed for twelve hours registering frame/code violation or other bit errors at a rate not to exceed 10-(1)(1).

               - Each segment, regardless of capacity meets the applicable Bellcore specification, and equipment manufacturer's specification to the applicable demarcation point per this Agreement.

               Virginia shall, within 5 business days of delivery either accept or reject the IRU Capacity for each segment delivered. As soon as Virginia discovers a problem in testing, Virginia shall notify Texas. If rejected, Virginia shall specify, in good faith, the defect or failure in each segment rejected within the applicable 5-business day period. In the event Virginia rejects, Texas shall promptly, and at no cost to Virginia, commence to remedy the defect or failure and, following such remedy, deliver the capacity to Virginia. Virginia, shall provisionally be deemed to have accepted the IRU Capacity for the applicable segment at the Final Delivery Date (as defined). The "Final Delivery Date" shall mean the first date that Texas delivered the relevant segment of the IRU Capacity to Virginia which was followed by either acceptance by Virginia or a failure by Virginia to reject the IRU Capacity on such segment within the required time.

               The foregoing procedures shall apply again and successively thereafter until the defects and/or failures have been remedied, and Virginia accepts the applicable segment. The date when Virginia accepts the applicable segments shall be the Acceptance Date.

                                   EXHIBIT G

                               PSINET'S BANDWIDTH
                                    FORECAST



           Non-Binding Three-Year Forecast of Bandwidth Requirements

PSINet will order approximately an OC-12 along a route traversing the Available continental US every six months during the Term. The actual route will depend upon availability of Bandwidth on the Available System. Every six months during the Term, PSINet will attempt to add an OC-12 among all needed routes, perhaps with breaks in the route at different POPs each time, until each route has four OC-12's. A likely schedule, again depending upon availability of Bandwidth on the Available System, is as follows:

            Six Month Interval                        OC-12 miles ordered
            ------------------                        -------------------
                    1                                          5,000+
                    2                                          6,000
                    3                                          8,000
                    4                                         10,000
                    5                                         10,000
                    6                                         10,000

During the first interval, PSINet also anticipates ordering a system-wide DS-3, which is likely to amount to the equivalent of approximately 700 OC-12 route miles.

                                   EXHIBIT G-1
                                       TO
                        IRU AND STOCK PURCHASE AGREEMENT


                           INITIAL ORDER FOR BANDWIDTH


PSINet's initial order for Bandwidth consists of one OC-12 per segment along each of the following routes, each such segment requested to be delivered by IXC as of the respective dates provided below:


Group 1
-------


                *



Group 2
-------


                *



These orders are for express routes with no intermediate drops. The delivery date for each route will be as set forth below:

Group 1 The later of January 1, 1998, or six (6) months after Closing or 60 days after completion of the applicable route.

Group 2 The later of June 1, 1998, or 60 days after completion of the applicable route.



* PSINet acknowledges that IXC does not currently plan to complete this route by July 1, 1998.



* Confidential material has been omitted and filed separately with the Securities and Exchange Commission

                                   EXHIBIT H

                               MULTIPLEXING FEES

                                    EXHIBIT H
                                       TO
                        IRU AND STOCK PURCHASE AGREEMENT

                                MULTIPLEXING FEES


Cost Per On-net NEW Circuit Non-recurring Installation/Provisioning Costs including Channelization equipment*


---------------------------------------------------------------------------------------------------------------
City A / City Z         DS3        OC3 Tier A     OC3 Tier B     OC12 Tier A     OC12 Tier B        OC48
---------------------------------------------------------------------------------------------------------------
       DS3               *              x              x              x               x               x
---------------------------------------------------------------------------------------------------------------
    OC3 Tier A           x              *              *              x               x               x
---------------------------------------------------------------------------------------------------------------
    OC3 Tier B           x              *              *              x               x               x
---------------------------------------------------------------------------------------------------------------
   OC12 Tier A           x              x              x              *               *               x
---------------------------------------------------------------------------------------------------------------
   OC12 Tier B           x              x              x              *               *               x
---------------------------------------------------------------------------------------------------------------
       OC48              x              x              x              x               x               *
---------------------------------------------------------------------------------------------------------------


* Time and Materials Rates to be determined and applied for new interconnection cabling/infrastructure required between PSINet and IXC demarcation. Rates/Costs do not include any rates/costs of drops.

** Applies to second channel overbuild on a spur or moving an OC-48.

*** OC-12 charges do not apply to initial installs

Tier A Cities: WASHDC, PHLAPA, NYCMNY, HDSNOH, CHCGIL, KSCYMO, JPLNMO, DLLSTX, HSTNTX, PHNXAZ, LSANCA, ATLNGA, and as modified by IXC in future fiber builds.

Tier B Cities: All On-net cities listed on the Available System other than Tier A cities.


                *Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT I
                                       TO
                        IRU AND STOCK PURCHASE AGREEMENT


                              RECONFIGURATION FEES


(See Exhibits E and H)

                                    EXHIBIT J

                       NEWCO CERTIFICATE OF INCORPORATION

                                   EXHIBIT K

                                    POPSPACE

                                   EXHIBIT K
                                       TO
                        IRU AND STOCK PURCHASE AGREEMENT


                                   POP Space


                 "POP" shall mean any of IXC's junction or terminal locations located on the fiber route that constitutes the completed portion of the Available System, as selected by written notice from PSINet to IXC, provided
that (i) there shall be no more than  *   POP's so selected; (ii) a selection,
once made, cannot be changed, provided that if IXC moves a POP, the new location will be considered the same as the old one for purposes of this clause
(ii); and (iii) in no event will PSINet have the right to select as POPs both a terminal and a junction in or near the same metropolitan statistical area. Notwithstanding the foregoing, PSINet and IXC may agree (separately from the Collocation Agreement) that PSINet may rent cabinet space in other IXC locations and PSINet shall be permitted to use its IRU fiber and IRU capacity between IXC terminals and junctions on the Available System in or near the same metropolitan statistical area.



* Confidential material has been omitted and filed separately with the Securities and Exchange Commission

                                   EXHIBIT L

                               PSINET DISCLOSURE
                                    SCHEDULE

                                                          Exhibit L to the
                                                          IRU and Stock Purchase
                                                          Agreement
                                                          ----------------------

                           PSINet Disclosure Schedule


13.2              Material Governmental Authority Consents
13.4              Capitalization
13.5              Material Adverse Change
13.6              Other Consents
13.7              Litigation
13.9              Other Agreements

         The following information constitutes the PSINet Disclosure Schedule to that certain IRU and Stock Purchase Agreement dated as of July 21, 1997 between PSINet Inc. and IXC Internet Services, Inc. (the "Agreement"). Capitalized terms used in this PSINet Disclosure Schedule which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement. All references herein to Sections are to Sections of the Agreement unless otherwise noted. The representations and warranties in Section 13 of the Agreement are made and given subject to the disclosures in this PSINet Disclosure Schedule and the exceptions set forth herein. This PSINet Disclosure Schedule is incorporated into the Agreement by reference and made a part thereof. This PSINet Disclosure
Schedule incorporates by reference all applicable information contained in the PSINet Filings with the Securities and Exchange Commission. Disclosure of information in any Section of the PSINet Disclosure Schedule, shall be deemed to be disclosure in each other Section of the PSINet Disclosure Schedule. Disclosure of any information in the PSINet Disclosure Schedule, whether or not in response to a requirement contained in the Agreement to schedule material matters or matters outside the ordinary course of business, shall not be deemed to be an admission by PSINet that such information is material or outside the ordinary course of business nor is it or shall it be deemed to be a representation that such information must be set forth on this PSINet Disclosure Schedule or otherwise in the Agreement. Nothing in this PSINet Disclosure schedule shall constitute an admission of any liability or obligation of PSINet or its affiliates to any third party nor an admission against PSINet or its Affiliates' interests.

                                                                    Section 13.2

                    Material Governmental Authority Consents
                    ----------------------------------------

         1. Filing of a Form D (if elected by PSINet), Form 8-A, Form 8-B, Forms 8- K, Forms S-8, Proxy Statement, registration statement(s) under the Securities Act, request for confidential treatment and any related documents with the Commission.

         2. Such filings with the Commission as may be required under the Registration Rights Agreement contemplated by Section 15.9.

         3. Such consents, approvals, authorizations, designations, declarations or filings as may be required under state securities laws in connection with the issuance of any Acquired Shares or under federal or state law in connection with the Registration Rights Agreement contemplated by Section 15.9 of the Agreement or in connection with any transfer of Acquired Shares.

         4. Filing with National Association of Securities Dealers, Inc. of one or more listing applications and of documents filed with the Commission.

         5. Such consents, approvals, authorizations, designations, declarations or filings as may be required under state corporation and tax laws in connection with the Reincorporation.

         6. Such filings and notifications as may be required under the Hart-Scott-Rodino Act.

         7. Such filings as may be required with the U.S. Patent and Trademark Office and of copyright amendments in connection with the Reincorporation.

         8. Such filings of UCC financing statements and other documents and instruments as may be required in connection with the Reincorporation.

                                                                    Section 13.4

                                 Capitalization
                                 --------------

         1. Upon the Closing Date, after giving effect to the Reincorporation and assuming that PSINet does not designate any other series of Preferred Stock prior to completion of the Closing, the authorized capital stock of PSINet will consist of 200,000,000 shares of Common Stock, $.0001 par value per share, 29,000,000 shares of undesignated Preferred Stock, $.01 par value per share, and 1,000,000 shares of Series A Junior Participating Preferred Stock, $.01 par value per share.

         2. As of the date of this Agreement, there are no outstanding subscriptions, options, warrants, call, rights or other agreements or commitments to issue, sell, deliver or transfer any shares of Common Stock or other shares of capital stock of PSINet except options to purchase [7,557,065.49] shares of Common Stock (subject to adjustment as provided therein) and warrants to purchase 224,274 shares of Common Stock (subject to adjustment as provided therein).

         3. See item 2 under Section 13.9 of the PSINet Disclosure Schedule.

                                                                    Section 13.5

                             Material Adverse Change
                             -----------------------

         1. Such changes as may have resulted from general economic or political matters affecting the industries and markets in which PSINet's business operates and/or the U.S. economy.

         2. See item 1 under Section 13.9 of the PSINet Disclosure Schedule.

                                                                    Section 13.6

                                 Other Consents

         1. Such consent as may be required by PSINet's bank lender, Fleet Bank of Massachusetts, N.A. ("Fleet").

         2. PSINet has a loan facility with Fleet pursuant to which it has granted Fleet a lien on substantially all of its assets. Such lien would attach to the IRUs and other rights and property conveyed to PSINet pursuant to the Agreement.

                                                                    Section 13.7

                                   Litigation
                                   ----------

         1. See item 1 under Section 13.9 of the PSINet Disclosure Schedule.

         2. After the execution of the Joint Venture Agreement referred to in
Section 13.9 of the Disclosure Schedule, Institutional Trading Corporation ("ITC") commenced an action alleging that PSINet owed it an investment banking finders fee or similar compensation in the amount of $1.5 million in connection with the transactions contemplated by the Joint Venture Agreement and other contractual claims. ITC has since withdrawn such action without prejudice. In the event PSINet completes a transaction with Chatterjee (as defined in Section
13.9 of the PSINet Disclosure Schedule), PSINet believes it is likely that ITC will commence a new action alleging similar claims with respect to such transaction.

                                                                    Section 13.9

                                Other Agreements
                                ----------------

         1. In September 1996, PSINet entered into a Joint Venture Agreement, dated as of September 19, 1996 (the "Joint Venture Agreement") with Chatterjee Management Company (doing business as The Chatterjee Group) ("Chatterjee") pursuant to which PSINet and an investment group led by Chatterjee would establish a joint venture for the purpose of building an Internet network across Europe and providing Internet-related services in Europe and such investment
group would invest up to      *       in the joint venture. A copy of the
original Joint Venture Agreement with Chatterjee has been filed with the Commission (portions of which are subject to a confidential treatment request and a complete copy thereof is available for review by IXC). Under certain circumstances, Chatterjee or its designee would have the right to require PSINet to issue to Chatterjee or such designee such number of shares of PSINet Common Stock as shall equal (i) the amount of investments made by Chatterjee or such designee (none has been made to date) divided by (ii) $11.625, provided, however, that this right is was not to be exercisable prior to October 1,1997 and under certain other circumstances. No monies have been invested by Chatterjee or the investment group pursuant to the Joint Venture Agreement nor were any other actions undertaken to implement it. For several months, PSINet and Chatterjee have discussed a substantive change to the structure discussed in the Joint Venture Agreement which, if entered into, would have resulted in a
*    direct investment in PSINet by Chatterjee    *

         By letter dated July 14, 1997, a copy of which has previously been furnished to IXC, Chatterjee made certain statements concerning the negotiations between Chatterjee and PSINet, including, without limitation, (i) Chatterjee's conclusion that PSINet does not intend to proceed with the Joint Venture Agreement or the substantive change to the structure discussed in the Joint Venture Agreement(which Chatterjee claims had been agreed upon by PSINet) and
(ii) Chatterjee's statement that it will proceed based upon that conclusion. PSINet has not yet responded to that letter. In the event PSINet and Chatterjee do not complete this transaction (and PSINet presently believes it is likely that the parties will not reach such an agreement), the Joint Venture Agreement may be abandoned or Chatterjee may seek to commence arbitration or other adversarial proceedings against PSINet under the Joint


* Confidential material has been omitted and filed separately with the Securities and Exchange Commission

Venture Agreement and related documents (seeking, among other things, to enforce the Joint Venture Agreement) or otherwise.

         2. PSINet has issued options and warrants as described in Section 13.4 of the PSINet Disclosure Schedule and has stock option and similar plans, as described in the PSINet Filings, pursuant to which PSINet may issue additional options and share underlying such options.

                                   EXHIBIT M
                                       TO
                        IRU AND STOCK PURCHASE AGREEMENT

                      IXC Internet Services, Inc. ("IXC")
                              Disclosure Schedule
                                     to the
                        IRU and Stock Purchase Agreement
                    dated as of July 22, 1997 by and between
                                 PSINet and IXC
                           (the "Purchase Agreement")


        The representations and warranties in Section 14 of the Purchase Agreement are made and given subject to the disclosures in this Disclosure Schedule and the exceptions set forth herein. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Purchase Agreement. Section references herein correspond to section references in the Purchase Agreement. This Disclosure Schedule incorporates by reference all applicable information contained in the IXC Communications, Inc. filings with the Securities and Exchange Commission. The inclusion of any information on this Disclosure Schedule is not, and shall not be deemed to be, a representation that such information must be set forth on this Disclosure Schedule or otherwise in the Purchase Agreement. Nothing in this Disclosure Schedule shall constitute an admission of any liability or obligation of IXC, or its affiliates to any third party nor an admission against IXC's or its affiliates interests.

SECTION 14.2
Governmental Authorizations

A filing by IXC's ultimate parent to the Federal Trade Commission and the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

SECTION 14.3
Required Consents

Indenture dated as of October 5, 1995 by and among IXC Communications, Inc., the Guarantors (as defined therein) and IBJ Schroder Bank & Trust Company, as Trustee with respect to the 12 1/2% Senior Notes due 2005.

SECTION 14.4
Pending Litigation

        1. TEL CENTRAL COMMUNICATIONS, INC. VS IXC LONG DISTANCE, INC. U.S. District Court, Western District of Missouri (Central Division) Civil Action No. 97-4095-CV-C

                On April 4, 1997, Tel-Central Communications, Inc. ("Tel-Central") filed a complaint against IXC-LD, one of IXC Communications, Inc.'s subsidiaries, in the United States District Court in the Western District of Missouri after IXC Communications, Inc. terminated service to Tel-Central for failure to pay for services. Tel-Central's complaint makes various state and federal law claims and seeks damages of over $100 million and asks for punitive damages of $100 million. On May 23, 1997, Tel Central filed a voluntary Chapter 11 petition in bankruptcy. On May 30, 1997, IXC-LD filed a motion to dismiss the complaint. The case is currently stayed as a result of the bankruptcy proceedings.

        2. TRUMAN BREED, ET AL., VS. IXC ADVANTAGE LONG DISTANCE, INC., IXC LONG DISTANCE, INC., IXC COMMUNICATIONS, INC., ET AL. In the District Court of Travis County, IXC, Cause No. 9705729

                This action, filed May 27, 1997, was brought by a group of investors in IXC Advantage Long Distance, Inc. ("IXC Advantage") who allege that IXC Advantage and/or its Chief Executive Officer diverted funds from IXC Advantage to form a new company named Free Plus Calling, Inc. A subsidiary of IXC Communications, Inc. had invested in IXC Advantage, owned a 25% interest in IXC Advantage, and one of such subsidiary's officers served on the board of directors of IXC Advantage from its formation in mid-1994 until Mach of 1996. The plaintiffs allege that as a result of the board seat, the defendants either knew or should have known of the diversion of funds and hence became liable for the conduct. The defendants currently have an extension of time to answer the complaint.

        3. DARRYL THOMPSON ET AL., VS. MORGAN COUNTY COMMISSIONERS, ET AL., INCLUDING IXC LONG DISTANCE, INC. State of Indiana, Morgan Superior Court No. 55DO2-9701-CP-6

                This action, filed on February 5, 1997, alleges the illegal construction of fiber across plaintiffs' property. This portion of IXC Carrier, Inc.'s network consists of an indefeasible right to use ("IRU") fibers from WorldCom ("WorldCom, Inc."). IXC Carrier, Inc. acquired the IRU from WorldCom pursuant to an IRU Agreement with WorldCom (the "IRU Agreement"). WorldCom has accepted defendant's tender of defense and indemnity in this action pursuant to the IRU Agreement.

        4.      IXC LONG DISTANCE, INC. VS. BUILDING FUTURES IN COMMUNICATIONS,
INC.

                This arbitration action was filed by IXC-LD on February 10, 1997 seeking $256,393 for past due services, plus additional amounts for accelerated take-or-pay commitments under the terminated Telecommunications Services Agreement between the parties dated April 19, 1996. Building Futures in Communication, Inc. ("BFIC") had been terminated on IXC-LD's network on December 13, 1997 for non-payment. BFIC has counterclaims against IXC-LD for up to $1 million in actual damages plus punitive damages. Discovery is underway and no arbitration date has yet been set.

        5.      IXC LONG DISTANCE, INC. VS. PRIME TELECOM, INC.

                This arbitration action was filed by IXC-LD on January 14, 1997 seeking $134,187 for past due services, plus additional amounts for accelerated take-or-pay commitments, under the terminated Telecommunications Services Agreement between the parties dated May 25, 1995. Prime Telecom, Inc.'s services had been terminated on IXC-LD's network on December 13, 1997 for non-payment. Discovery is underway and no arbitration date has been set.

SECTION 14.7
Material Adverse Change

The facts or circumstances set forth in the IXC Communications, Inc.'s News Release dated July 3, 1997 may cause a Material Adverse Change in IXC.

                                   EXHIBIT N

                         REGISTRATION RIGHTS AGREEMENT

                                                                       Exhibit N


                                    EXHIBIT N

                                       TO

                        IRU AND STOCK PURCHASE AGREEMENT



                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made as of the day of July, 1997 by and between , PSINet Inc., a New York corporation (the "Company"), and IXC Internet Services, Inc. , a Delaware corporation ("IXC").

                                   WITNESSETH:

         WHEREAS, the Company and IXC have entered into an IRU and Stock Purchase Agreement dated as of July 21, 1997 (the "IRU Agreement"), pursuant to which the Company, will issue shares of Common Stock.

         WHEREAS, it is a condition precedent to the consummation of the transactions under the IRU Agreement that this Agreement be entered into.

         WHEREAS, the Company has previously granted registration rights to certain other holders of the Company's securities pursuant to the Amended and Restated Registration Rights Agreement, the 2/8/95 Registration Rights Agreement, the 6/16/95 Registration Rights Agreement, the 7/11/95 Registration Rights Agreement and the 9/19/96 Registration Rights Agreement.

         WHEREAS, it is the intention of the parties to this Agreement that the registration rights granted hereunder shall rank ratably with the registration rights under the Amended and Restated Registration Rights Agreement, the 2/8/95 Registration Rights Agreement, the 6/16/95 Registration Rights Agreement, the 7/11/95 Registration Rights Agreement and the 9/19/96 Registration Rights Agreement and with registration rights to be granted under other agreements as more fully provided in Section 2.6 hereof.

         WHEREAS, certain defined terms are set forth in Article I hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the mutual covenants contained herein and for other good and available consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1 CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings indicated below:

         "Amended and Restated Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement dated as of January 17, 1995 among the Company and the other parties thereto, as the same has been and hereafter may be amended from time to time to add additional parties signatory thereto.

         "Closing" shall mean the closing of the transactions contemplated under the IRU Agreement as more specifically defined therein.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Existing Registration Rights" shall have the meaning set forth in
Section 2.7 hereof.

         "Other Registration Rights" shall have the meaning set forth in Section
2.7 hereof.

         "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, limited liability company, trust, unincorporated organization, or other entity.

         "primary offering" shall have the meaning set forth in Section 2.1 hereof.

         "Registrable Securities" shall have the meaning set forth in Section
2.4 hereof.

         "secondary offering" shall have the meaning set forth in Section 2.1 hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "2/8/95 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of February 8, 1995 among the Company and the other parties thereto, as the same may be amended from time to time and, to the extent, if any, the same shall be in effect on the date hereof and remain in effect from time to time hereafter.

         "6/16/95 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of June 16, 1995 among the Company and the other parties thereto, as the same may be amended from time to time and, to the extent, if any, the same shall be in effect on the date hereof and remain in effect from time to time hereafter.

         "7/11/95 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of July 11, 1995 among the Company and the other parties thereto, as the same may be amended from time to time and, to the extent, if any, the same shall be in effect on the date hereof and remain in effect from time to time hereafter.

         "9/19/96 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of September 19, 1996 between the Company and The Chatterjee Management Company, as the same may be amended from time to time and, to the extent, if any, the same shall be in effect on the date hereof and remain in effect from time to time hereafter.

                                   ARTICLE II

                               REGISTRATION RIGHTS

SECTION 2.1 OPTIONAL REGISTRATIONS

         If at any time or times after the date hereof (so long as IXC shall own Registrable Securities which are not eligible for sale by IXC under Rule 144(k) of the Securities Act), the Company shall determine to register any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of the Common Stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by shareholders (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company will promptly give written notice thereof to IXC. In connection with any such registration, if within 30 days after receipt of such notice IXC requests the inclusion of some or all of the Registrable Securities in such registration, the Company, subject to Section 2.7 hereof, will use its reasonable best efforts to effect the registration under the Securities Act of all such Registrable Securities; provided, that such registration is in connection with an underwritten public offering; and provided, further, that, if the underwriter determines that the registration of securities in excess of any amount to be registered by the Company would adversely affect such offering then the Company may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant to the notice described herein. The Company shall advise IXC promptly after such determination by the underwriter, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the securities to be sold by the Company shall be included in such registration and underwriting, and, subject to Section 2.7 hereof, the number of additional shares that may be included in the registration and underwriting shall be allocated among IXC and all holders of other securities having registration rights granted by the Company requesting that such other securities be included in such registration and underwriting in proportion, as nearly as practicable, to their respective holdings of Registrable Securities and such other securities. All expenses of the registration and offering shall be borne by the Company, except that IXC and all holders of other securities having registration rights granted by the Company shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities or such other securities, as the case may be, being registered, transfer taxes on shares being sold by IXC or the other holders, as the case may be, and all fees and expenses of counsel for IXC and such holders, as the case may be. Without in any way limiting the types of registrations to which this Section 2.1 shall apply, in the event that the Company shall effect a "shelf registration" under Rule 415 of the Securities Act or any other similar rule or regulation, the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit IXC to include its shares in such registration in accordance with the terms of this Section 2.1.

SECTION 2.2 REQUIRED REGISTRATIONS

         At any time or times after the date hereof (so long as IXC shall own Registrable Securities which are not eligible for sale by IXC under Rule 144(k) of the Securities Act), IXC may notify the Company in writing that it (i) intends to offer or cause to be offered for public sale all or any portion of its Registrable Securities (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by IXC) and (ii) request that the Company cause such Registrable Securities to be registered under the Securities Act; provided, however, that IXC may make only three requests for registration under this Section 2.2. Upon receipt of such notification, subject to Section
2.7 hereof, the Company will notify all of the Persons who would be entitled to notice of a proposed registration under Existing Registration Rights or Other Registration Rights of its receipt of such notification. Upon the written request of any such Person delivered to the Company within 30 days after receipt from the Company of such notification, the Company will use its reasonable best efforts to cause such Registrable Securities as may be requested by IXC or such securities as may be requested by any such Person to be registered under the Securities Act within 125 days of the notification by IXC, in accordance with the terms of this Section 2.2; provided, however, that unless such registration becomes effective and remains in effect for 60 days, such registration shall not be counted as one of the three requests for registration that may be made by IXC under this Section 2.2. IXC shall have the right to select the investment banker(s) and manager(s) (which shall be of national standing and reputation) to administer any underwritten public offering under this Section 2.2, subject to the execution and delivery by such investment banker(s) to the Company of a confidentiality agreement in form and substance satisfactory to the Company. If requested in writing by the Company, IXC and the other Persons participating in a registration under this Section 2.2 shall negotiate in good faith with any underwriters retained in connection with the underwriting of such registration. In the case of the registration of Registrable Securities in connection with an underwritten public offering under this Section 2.2, if the underwriter determines that the registration of securities in excess of an amount determined by such underwriter would adversely affect such offering, then the Company may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities and other securities which would otherwise be underwritten pursuant to this Section
2.2. The Company shall advise IXC and the other Persons who requested to participate in such registration promptly after such determination by the underwriter, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: subject to Section 2.7 hereof, the number of securities that may be included in the registration and underwriting shall be allocated among IXC and such other Persons requesting that Registrable Securities or other securities be included in such registration and underwriting in proportion, as nearly as practicable, to their respective holdings of Registrable Securities and other securities; provided, however, that if the number of Registrable Securities pursuant to such registration shall be reduced to a number which is less than 80% of the number of Registrable Securities as to which IXC requested registration pursuant to this Section 2.2, then such registration shall not be counted as one of the three requests for registration that may be made by IXC under this Section 2.2. All expenses of such registration and offering and the reasonable fees and expenses of one independent counsel for IXC and the other Persons who requested to participate in such registration shall be borne by the Company; provided, however, that (i) the Company shall have no liability for such expenses if such registration does not become effective due solely to the action or failure to act of IXC and (ii) IXC and other Persons who requested to participate in such registration shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities or other securities being registered and transfer taxes on shares being sold by them. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days during any 12 month period of time, if the Company has been advised by legal counsel that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company. Notwithstanding anything in this Section 2.2 to the contrary, the Company shall not be required to effect a registration under this Section 2.2 more than 135 days following the end of the Company's fiscal year, if such registration shall require the preparation of audited financial statements for any interim period not otherwise prepared by the Company. If a demand registration is requested during such period, subject to the second preceding sentence, the Company will commence such registration promptly following the end of the next fiscal year. The Company will enter into customary agreements (including underwriting agreements) reasonably acceptable to the Company to facilitate the demand registrations provided for above.

SECTION 2.3 FORM S-3 SHELF REGISTRATION

         IXC shall have the right to request and have effected up to one registration every six months of Registrable Securities on Form S-3 or any successor form or, if Form S-3 or any successor form is not available, any appropriate form under the Act (the "Shelf Registration Statement") for an offering to be made on a continuous basis covering all the Registrable Securities (the "Shelf Registration") (such request shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by IXC) provided that the Registrable Securities for which such registration is requested are not eligible for sale by IXC under Rule 144(k) of the Securities Act. Subject to the provisions of applicable law, the Company will use its reasonable best efforts to (i) file the Shelf Registration Statement to effect the registration of all shares of Registrable Securities within 30 days of such request and (ii) cause the Shelf Registration Statement to become effective under the Act on or prior to the date 45days from the date of filing and (iii) keep the Shelf Registration Statement continuously effective for 60 days from the date the Registration Statement becomes effective under the Act. All expenses in connection with a registration requested pursuant to this Section 2.3 shall be borne by the Company; provided, however, that (i) the Company shall have no liability for such expenses if such registration does not become effective due solely to the action or failure to act of IXC and (ii) IXC shall bear underwriting and selling discounts and commissions, if any, attributable to its Registrable Securities being registered, transfer taxes on shares being sold by it and all fees and expenses of its counsel. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days, if the Company has been advised by legal counsel that such filing would require the disclosure of a material transaction or other factor which would not otherwise be required to be disclosed at such time and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company with respect to the registration of the Registrable Securities. The shelf-registration statement may also include securities held or to be held by other holders of the Company's securities.

SECTION 2.4 REGISTRABLE SECURITIES

         For purposes of this Agreement, the term "Registrable Securities" shall mean the Common Stock issued or issuable under the IRU Agreement and any Common Stock issued or issuable with respect thereto by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

SECTION 2.5 FURTHER OBLIGATIONS OF THE COMPANY

         Whenever the Company is required under this Article II to register any Registrable Securities, it agrees that it shall also do the following:

                  (a) Use its reasonable best efforts to diligently prepare and file with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective (but, in the case of a registration under this Agreement, for no more than 60 days after the initial effective date of the registration statement) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering; provided, however, the Company may suspend the effectiveness of any registration statement filed hereunder for a reasonable period of time, not to exceed 90 days, if the Company has been advised by legal counsel that maintaining such effectiveness would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company; provided, further, that in the event of any such suspension of effectiveness, the 60 day period of effectiveness required above shall be deemed tolled for the number of days the effectiveness of such registration statement was suspended and, if any securities covered by such registration statement remain unsold, the Company shall thereafter take all necessary actions, including, without limitation, the filing of post-effective amendments, to cause such registration statement to become effective for the remainder of such 60 day period;

                  (b) Furnish to IXC such copies of each preliminary and final prospectus and such other documents as IXC may reasonably request to facilitate the public offering of its Registrable Securities;

                   (c) Use its reasonable best efforts to register or qualify the securities covered by said registration statement at the Company's expense under the securities or "blue-sky" laws of such jurisdiction as IXC may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to taxation or general service of process therein;

                  (d) Immediately notify IXC, at any time when a prospectus relating to its Registrable Securities is required to be delivered under the Securities Act, of any stop order issued or threatened by the Commission or of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of IXC, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (e) Cause all such Registrable Securities to be listed on NASDAQ or included in each securities exchange or quotation system on which similar securities issued by the Company are then listed;

                  (f) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act; and

                   (g) Choose the underwriters (except as otherwise provided in Section 2.2 hereof), auditors, Company legal counsel and financial printer to be engaged by the Company in any such registration.

SECTION 2.6 NO TRANSFER OF REGISTRATION RIGHTS

         The registration rights of IXC under this Agreement may not be transferred or assigned except to IXC Communications, Inc. or a controlled affiliate of IXC Communications, Inc.; provided that such transferee shall have entered into an agreement substantially the same as that set forth in Section
15.8 of the IRU Agreement.

SECTION 2.7 PRIOR AND OTHER REGISTRATION RIGHTS AGREEMENTS

         Notwithstanding any provision hereof to the contrary, the provisions of this Article II: (i) shall rank ratably with the registration rights granted under the Amended and Restated Registration Rights Agreement (the "Amended Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such Amended Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of such Amended Registration Rights, the ratable benefits of this Article II and such Amended Registration Rights; (ii) shall rank ratably with the registration rights granted under the 2/8/95 Registration Rights Agreement (the "2/8/95 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 2/8/95 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of the 2/8/95 Registration Rights, the ratable benefits of this Article II and such 2/8/95 Registration Rights; (iii) shall rank ratably with the registration rights granted under the 6/16/95 Registration Rights Agreement (the "6/16/95 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 6/16/95 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of the 6/16/95 Registration Rights, the ratable benefits of this Article II and such 6/16/95 Registration Rights; (iv) shall rank ratably with the registration rights granted under the 7/11/95 Registration Rights Agreement (the "7/11/95 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 7/11/95 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of the 7/11/95 Registration Rights, the ratable benefits of this Article II and such 7/11/95 Registration Rights; (v) shall rank ratably with the registration rights granted under the 9/19/96 Registration Rights Agreement (the "9/19/96 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 9/19/96 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of the 9/19/96 Registration Rights, the ratable benefits of this Article II and such 9/19/96 Registration Rights; and (vi) shall rank ratably with the registration rights to be granted under any other agreement in connection with the original issuance of any other capital stock of the Company (the "Other Registration Rights") and, to the extent the provisions of this Article II shall conflict with any such Other Registration Rights, such conflict shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of such Other Registration Rights, the ratable benefits of the provisions of this Article II and such Other Registration Rights.

                                   ARTICLE III

                        INDEMNIFICATION AND CONTRIBUTION

SECTION 3.1 INDEMNIFICATION

         Incident to any registration statement referred to in this Agreement, and subject to applicable law, the Company will indemnify and hold harmless each underwriter, IXC (including its directors, officers, employees and agents), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability (x) arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such underwriter, IXC or controlling person expressly for use in such registration statement or (y) provided that the Company has theretofore timely prepared all necessary prospectus supplements or amendments and provided them to IXC or its representative, arises from the failure of IXC or any underwriter to comply with such prospectus delivery requirements as are applicable to it. With respect to losses, claims, damages, expenses and liabilities arising out of or based upon such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by or on behalf of IXC expressly for use in such registration statement or such failure to comply with such prospectus delivery requirements, IXC will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), and each person who controls any of them within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of IXC for indemnification under this Section 3.1 exceed the proceeds received by it from its sale of Registrable Securities under such registration statement.

SECTION 3.2 CONTRIBUTION

         If the indemnification provided for in Section 3.1 above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Article III, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company, IXC and the underwriters from the offering of the Registrable Securities as well as the relative fault of the Company, IXC and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, IXC and the underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and IXC and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, IXC and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, IXC or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and IXC agree that it would not be just and equitable if contribution pursuant to this Section 3.2 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. In no event, however, shall IXC be required to contribute any amount under this Section 3.2 in excess of the proceeds received by it from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 3.3 EXPENSES, ETC.

                  (a) The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this
Article III shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The indemnification and contribution provided for in this Article III will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

                  (b) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with any registration statement referred to in this Agreement are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                                   ARTICLE IV

                                    RULE 144

SECTION 4.1  RULE 144 REPORTING

         With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to: (i) at all times make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (and any successor rule to Rule
144); (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to IXC as promptly as possible upon its request a written statement by the Company confirming its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and any other reports and documents so filed as IXC may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

SECTION 4.2 USE OF RULE 144

         IXC shall endeavor to sell its Registrable Securities whenever possible in transactions pursuant to Rule 144 under the Securities Act (and any successor rule to Rule 144) rather than pursuant to registrations effected under this Agreement so long as such sales may be effected in compliance with the requirements of Rule 144 (or any successor rule to Rule 144).

                                    ARTICLE V

                                     GENERAL

SECTION 5.1 GRANTING OF RIGHTS AGREEMENTS

         The Company shall not grant any registration rights in respect of any shares of capital stock of the Company or other securities of the Company if such rights would be superior to the registration rights granted to IXC under this Agreement; provided, however, that IXC hereby consents and agrees that the Company may grant in other agreements to other holders of securities of the Company registration rights which rank ratably with the registration rights granted hereunder to IXC.

SECTION 5.2 AMENDMENTS, WAIVERS AND CONSENTS

         For purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and IXC and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof or thereof. No covenant or other provision hereof or thereof may be waived or amended other than by a written instrument signed by the party so waiving or amending such covenant or other provision. Any waiver or amendment affected in accordance with this Section 5.2 shall be binding upon IXC and the Company at the time such waiver or amendment is effected.

SECTION 5.3 SURVIVAL OF COVENANTS; ASSIGNABILITY OF RIGHTS

         All covenants and agreements of the Company or IXC made herein shall survive until fully discharged; provided, however, that notwithstanding any provision of this Agreement to the contrary, in no event shall IXC be entitled to any registration rights hereunder to the extent that it could sell pursuant to Rule 144(k) under the Securities Act Registrable Securities which it desires to register under the Securities Act pursuant to Sections 2.1, 2.2 or 2.3 hereof or at any time after one year following the date at which the IRU Agreement is no longer in effect. This Agreement may not be assigned by IXC except as set forth in Section 2.6. All covenants and agreements of the Company herein shall bind the Company's successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants and agreements shall inure to the benefit of IXC's successors and assigns.

SECTION 5.4 GOVERNING LAW

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without reference to its principles of conflicts of law.

SECTION 5.5 HEADINGS

         The headings used in this Agreement have been inserted for reference purposes only and shall not control or affect in any manner the meaning or interpretation of any provision of this Agreement.

SECTION 5.6 PRONOUNS

         All pronouns and any variation thereof, shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

SECTION 5.7 NOTICES AND DEMANDS

         Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered or 5 days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or by express delivery providing receipt of delivery, to the following addresses: if to the Company, at 510 Huntmar Park Drive, Herndon, Virginia 20170, or at such other address designated by the Company to IXC in writing; if to IXC, at its mailing address maintained on the books and records of the Company, or at such other address designated by IXC to the Company in writing.

SECTION 5.8 SEVERABILITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. All provisions of this Agreement shall be enforced to the full extent permitted by law.

SECTION 5.9 ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes and cancels all other prior agreements, understandings, negotiations and discussions, whether written or oral, relating to the subject matter hereof.

SECTION 5.10 COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     PSINET INC.

                                                     By:
                                                     Name:
                                                     Title:

Accepted and Agreed as of the
date first above written.



IXC INTERNET SERVICES, INC.


By:
Name:
Title: